As filed with the Securities and Exchange Commission on December 6, 2010

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

BPZ Resources, Inc.*

(Exact name of registrant as specified in its charter)

Texas	1311	33-0502730
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification No.)

580 Westlake Park Blvd., Suite 525

Houston, Texas 77079

(281) 556-6200

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Manuel Pablo Zúñiga-Pflücker-

President and CEO

580 Westlake Park Blvd., Suite 525

Houston, Texas 77079

(281) 556-6200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Mark W. Coffin

Seyfarth Shaw LLP

700 Louisiana Street

Suite 3700

Houston, Texas 77002

(713) 225-2300

Approximate date of commencement of proposed offering to the public:

As soon as practicable after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

                                   If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.  See the definitions of “large accelerated filer”, accelerated filer “ and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large Accelerated Filer ☐	Accelerated Filer ☒
Non-Accelerated File ☐	Smaller Reporting Company ☐
(do not check if smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered/proposed maximum offering price per unit/proposed maximum offering price		Amount of registration fee
New Securities:
Debt Securities (2)
Common Stock, no par value per share (3)
Preferred Stock (2)
Depositary Shares (2)(4)
Securities Warrants (2)
Subscription Rights
Units (5)
Guarantees of Debt Securities (6)
Total New Securities (1)	$500,000,000	(1)	$35,650.00	(7)

Securities Carried Forward pursuant to Rule 415(a)(6):
Common Stock, no par value per share	$134,599,416	(8)		(7)(8)

(1)   There are being registered an indeterminate principal amount or number of debt securities, common stock, preferred stock, depositary shares and securities warrants, subscription rights, units, and guarantees of debt securities as shall have an aggregate initial offering price of the securities issued or sold under this Registration Statement not to exceed $500,000,000. Separate consideration may or may not be received for securities that are being registered that are issued in exchange for, or upon conversion or exercise of, the debt securities, preferred stock, depositary shares or securities warrants being registered hereunder.

(2)   Subject to footnote (1), this registration statement also covers an indeterminate amount of securities that may be issued in exchange for, or upon conversion or exercise of, the debt securities, preferred stock, depositary shares or securities warrants being registered. Any securities being registered may be sold separately or as units with other securities being registered.

(3)   Includes preferred share purchase rights. Until the occurrence of certain prescribed events, none of which has occurred, the preferred share purchase rights are not exercisable, are evidenced by certificates representing shares of the common stock, and will be transferred only with shares of the common stock. The value, if any, attributable to the rights is included in the market price of the common stock.

(4)   The depositary shares being registered will be evidenced by depositary receipts issued under a depositary agreement. If BPZ Resources, Inc. elects to offer fractional interests in shares of preferred stock to the public, depositary receipts will be distributed to the investors purchasing the fractional interests, and the shares will be issued to the depositary under the depositary agreement.

(5)   Each unit will consist of one or more shares of common or preferred stock, debt securities, depositary shares or warrants or any combination of such securities.

(6)   Subsidiaries of BPZ Resources, Inc. may fully, irrevocably and unconditionally guarantee on an unsecured basis the debt securities of BPZ Resources, Inc. In accordance with Rule 457(n), no separate fee is payable with respect to the guarantees of the debt securities being registered.

(7)   Calculated in accordance with Rule 457(o).

(8)   This Registration Statement also includes common stock with an aggregate offering price of $134,599,416 million that were previously covered by Registration Statement No. 333-147463.  Pursuant to Rule 415(a)(6) of the Securities Act, the $8,167 filing fee previously paid in connection with such unsold common stock will continue to be applied to such unsold common stock. As a result, no filing fee is being paid in connection with these previously registered shares.  Pursuant to Rule 415(a)(6), the offering of $134,599,416 million of common stock covered by Registration Statement No. 333-147463 will be deemed terminated as of the date of effectiveness of this Registration Statement.

* Includes certain subsidiaries of BPZ Resources, Inc. identified below.

BPZ Lote Z-1 S.R.L.

BPZ Lote XIX S.R.L.

BPZ Lote XXII S.R.L.

BPZ Lote XXIII S.R.L.

Empresa Electrica Nueva Esperanza, S.R.L.

         The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Subject to Completion, dated December 6, 2010

The information in this prospectus is not complete and may be changed. This prospectus is not an offer to sell these securities and they are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

BPZ RESOURCES, INC.

580 Westlake Park Boulevard, Suite 525

Houston, Texas 77079

(281) 556-6200

$500,000,000

Debt Securities

Common Stock

Preferred Stock

Depositary Shares

Securities Warrants

Subscription Rights

Units

Guarantees of Debt Securities of BPZ Resources, Inc. by:

BPZ Lote Z-1 S.R.L.

BPZ Lote XIX S.R.L.

BPZ Lote XXII S.R.L.

BPZ Lote XXIII S.R.L.

Empresa Electrica Nueva Esperanza, S.R.L.

$134,599,416

Common Stock

We may offer and sell, from time to time in one or more offerings, shares of our debt securities, common stock, preferred stock, depositary shares, securities warrants or subscription rights, or any combination thereof. We may sell these securities to or through underwriters and also to other purchasers or through agents. The names of any underwriters or agents will be stated in an accompanying prospectus supplement.

This prospectus provides you with a general description of the securities we may offer. Each time we sell shares of our securities, we will provide a supplement to this prospectus that contains specific information about the offering, including initial offering price to the public. The supplement may also add, update or change information contained in this prospectus. You should carefully read this prospectus, all prospectus supplements and all other documents incorporated by reference in this prospectus before you invest in our securities.

Our common stock is quoted on the New York Stock Exchange (“NYSE”) under the symbol “BPZ.”  As of Decmber 1, 2010, the closing sale price of our common stock as reported on NYSE was $4.42 per share.

Investing in our securities involves a high degree of risks. See “Risk Factors” beginning on page 3 to read about factors you should consider before making an investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

This prospectus may not be used to consummate sales of securities unless accompanied by a prospectus supplement.

The date of this prospectus is               , 2010

You should rely only on information contained in this prospectus and any prospectus supplement and those documents incorporated by reference herein. We have not authorized anyone else to provide you with different information. Neither we nor the selling security holders are making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front cover of those documents.

ABOUT THIS PROSPECTUS

This prospectus is part of a “shelf” registration statement that we filed with the Securities and Exchange Commission, which we refer to as the “SEC”. Under this registration statement, we may sell any combination of the securities described in this prospectus from time to time in one or more offerings with an aggregate offering price of up to $500,000,000. We may also sell our common stock from time to time in one or more offerings with an aggregate offering price of up to $134,599,416.  This prospectus provides you with a general description of the securities we may offer. This prospectus does not contain all the information set forth in the registration statement as permitted by the rules of the SEC. Each time we sell securities, we will provide a supplement to this prospectus that will contain specific information about the terms of that offering. That prospectus supplement may also add, update or change information contained in this prospectus. Before purchasing any securities, you should carefully read both this prospectus and any applicable prospectus supplement, together with the additional information described in this prospectus under the headings “Where You Can Find More Information” and “Information Incorporated by Reference.”

You should rely only on the information contained in this prospectus and in any applicable prospectus supplement, including any information incorporated by reference. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should not assume that the information appearing in this prospectus, any prospectus supplement or any document incorporated by reference is accurate at any date other than as of the date of each such document. Our business, financial condition, results of operations and prospects may have changed since the date indicated on the cover page of such documents.

The distribution of this prospectus may be restricted by law in certain jurisdictions. You should inform yourself about and observe any of these restrictions. This prospectus does not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which the offer or solicitation is not authorized, or in which the person making the offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make the offer or solicitation.

When used in this prospectus or in any prospectus supplement, the terms “we,” “us,” “our,” “BPZ” and “the Company” refer to BPZ Resources, Inc., a Texas corporation, and its subsidiaries (unless the context indicates another meaning).

THE COMPANY

This is only a summary and does not contain all the information that may be important to you. You should carefully read the more detailed information contained in this prospectus, together with the additional information described in this prospectus under the headings “Where You Can Find More Information” and “Information Incorporated by Reference.”

BPZ Resources, Inc.

We are based in Houston, Texas with offices in Lima, Peru and Quito, Ecuador. We are focused on the exploration, development and production of oil and natural gas in Peru and to a lesser extent Ecuador.  We also intend to utilize part of our planned future natural gas production as a supply source for the complementary development of a gas-fired power generation facility in Peru, which we expect to wholly- or partially-own.

We maintain a subsidiary, BPZ Exploración & Producción S.R.L. (“BPZ E&P”),  registered in Peru through our wholly-owned subsidiary BPZ Energy International Holdings, L.P., a British Virgin Islands limited partnership, and its subsidiary BPZ Energy, LLC, a Texas limited liability company. Currently, we, through BPZ E&P, have exclusive rights and license contracts for oil and gas exploration and production covering a total of approximately 2.2 million acres, in four blocks, in northwest Peru. Our license contracts cover 100% ownership of the following properties: Block Z-1 (0.6 million acres), Block XIX (0.5 million acres), Block XXII (0.9 million acres) and Block XXIII (0.2 million acres). The Block Z-1 contract was signed in November 2001, the Block XIX contract was signed in December 2003 and Blocks XXII and XXIII contracts were signed in November 2007. Generally, according to the Organic Hydrocarbon Law No. 26221 and the regulations thereunder (the “Organic Hydrocarbon Law” or “Hydrocarbon Law”), the seven-year term for the exploration phase can be extended in each contract by an additional three years up to a maximum of ten years. However, specific provisions of each license contract can vary the exploration phase of the contract as established by the Hydrocarbon Law. The license contracts require us to conduct specified activities in the respective blocks during each exploration period in the exploration phase. If the exploration activities are successful, we may decide to enter the exploitation phase and our total contract term can extend up to 30 years for oil exploration and production and up to 40 years for gas exploration and production. In the event a block contains both oil and gas, as is the case in our Block Z-1, the 40-year term may apply to oil exploration and production as well.

Additionally, through our wholly-owned subsidiary, SMC Ecuador Inc., a Delaware corporation, and its registered branch in Ecuador, we own a 10% non-operating working interest in an oil and gas producing property, Block 2, located in the southwest region of Ecuador (the “Santa Elena Property”). The license agreement covering the property extends through May 2016.

Company Offices

Our principle executive offices are located at 580 Westlake Park Boulevard, Suite 525, Houston, Texas 77079 and our telephone number is (281) 556-6200. Our website address is www.bpzenergy.com. Information contained on our website does not constitute part of this prospectus.

RISK FACTORS

The purchase of our common stock is a substantial transaction involving a high degree of risk. Prior to making an investment decision, you should carefully consider, together with the other information contained in this prospectus, the following risk factors.

Investors should assume that if any of the following risks actually materialize, our business, financial condition or results of future operations could be materially and adversely affected. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment.

ITEM 1A.  RISK FACTORS

Risks Relating to the Oil and Natural Gas Industry, the Power Industry, and Our Business.

We have a limited operating history and have only engaged in start-up and development activities. We are in the initial stages of developing our oil and natural gas reserves and have recently begun producing and selling oil from our recent discoveries under an extended well test program.  We are also subject to all of the risks inherent in attempting to expand a relatively new business venture. Such risks include, but are not limited to, the possible inability to profitably operate our existing properties or properties to be acquired in the future, our possible inability to fully fund the development requirements of such properties and our possible inability to acquire additional properties that will have a positive effect on our operations. We can provide no assurance that we will achieve a level of profitability that will provide a return on invested capital or that will result in an increase in the market value of our securities.  Accordingly, we are subject to the risk that because of these factors and other general business risks noted throughout these “Risk Factors,” we may, in particular, not be able to profitably execute our plan of operation.

In fields we have not placed into commercial production, we must comply with Peruvian legal and regulatory requirements to be able to produce and sell oil after the expiration of production testing or approved extended well testing. If we do not obtain approval to continue our well testing on wells producing for more than six months, we would be required to suspend production from such wells and we would experience an interruption in production that would negatively impact the revenues and cash flow associated with those wells. Under new legislation regulating well testing in Peru, all new wells may be placed on production testing for up to six months. If we need additional time for testing a new well, we must submit a request for the well to enter into an extended well test period, together with technical justification for such need and duration, to the DGH, the agency of the Ministry of Energy and Mines responsible for regulating the optimum development of oil and gas fields. After the initial six-month period or before an approved extended well test period expires, we will be required to have the necessary gas and water reinjection equipment in place to continue producing the well according to existing environmental regulations.  We are subject to this legislation in our Albacora field and any new fields we develop prior to placing them in commercial production.

As of November 30, 2010, we were producing oil from the A-14XD well in the Albacora field under extended well testing and gas flaring permits  The permit for the A-14XD well is valid through mid-January 2011, at which time we will need to apply for a new extended well testing and gas flaring permit to continue production from this well.  If we do not receive extended well testing permits on the well in Albacora beyond the current six-month test period, we will experience an interruption in production that would negatively impact any revenue and cash flow associated with this well until the applicable requirements are satisfied for commercial production in Albacora, which is anticipated to be by year end 2011.  No assurance can be given that DGH or the Ministry of Energy and Mines will grant approval of this or any future extended well testing and gas flaring permits requested by us. Our current view is that we may be able to produce our new wells for at least six months, under the new well testing regulations.  Testing of these wells beyond the initial six month period will require application to the Ministry of Energy and Mines, which may not grant approval.

Our reserve estimates depend on many assumptions that may turn out to be inaccurate. The process of estimating oil and natural gas reserves is complex. It requires interpretations of available technical data and many assumptions, including assumptions relating to economic factors that may turn out to be inaccurate. Any significant inaccuracies in these interpretations or assumptions could materially affect the estimated quantities and the calculation of the present value of reserves shown or incorporated by reference in this prospectus.

In order to prepare our reserve estimates, our independent petroleum engineer must project production rates and timing of development expenditures as well as analyze available geological, geophysical, production and engineering data, and the extent, quality and reliability of this data can vary. The process also requires economic assumptions about matters such as oil and natural gas prices, drilling and operating expenses, capital expenditures, taxes, and availability of funds. Therefore, estimates of oil and natural gas reserves are inherently imprecise.

Actual future production, oil and natural gas prices, revenues, taxes, development expenditures, operating expenses and quantities of recoverable oil and natural gas reserves will most likely vary from our estimates, and those variances may be material.  Any significant variance could materially affect the estimated quantities and present value of our reserves. In addition, our independent petroleum engineer may adjust estimates of proved reserves to reflect production history, drilling results, prevailing oil and natural gas prices and other factors, many of which are beyond our control.

One should not assume that the net present value of our proved reserves prepared in accordance with the Commission’s guidelines referred to in this report is the current market value of our estimated oil reserves. We base the net present value of future net cash flows from our proved reserves on an unweighted arithmetic average of the first-day-of-the month price for each month during the 12-month calendar year and year-end costs. Actual future prices, costs, taxes and the volume of produced reserves may differ materially from those used in the net present value estimate.

Except as required by applicable law, we undertake no duty to update this information and do not intend to update this information.

As of December 31, 2009, approximately 74% of our estimated net proved reserves were undeveloped.  There can be no assurance that all of these reserves will ultimately be developed or produced.  We own rights to oil and gas properties that have limited or no development. There are no guarantees that our properties will be developed profitably or that the potential oil and gas resources on the property will produce as expected if they are developed.

Recovery of undeveloped reserves requires significant capital expenditures and successful drilling operations.  The reserve data assumes that we will make significant capital expenditures to develop our reserves.  We have prepared estimates of our natural gas and oil reserves and the costs associated with these reserves in accordance with industry standards.  However, the estimated costs may not be accurate, development may not occur as scheduled, or the actual results may not be as estimated.  We may not have or be able to obtain the capital we need to develop these proved reserves.

We have not been profitable since we commenced operations and have historically had significant working capital deficits.  To date we have had limited revenue and limited earnings from operations.  Though we currently have a working capital surplus, the sources of our working capital surplus have generally been equity and debt financings rather than revenue from operations and we may incur working capital deficits in the future.  We cannot provide any assurance that we will be profitable in the future or that we will be able to generate cash from operations or financings to fund working capital deficits.

We require additional financing for the exploration and development of our foreign oil and gas properties and the construction of our proposed power generation facility, pipeline and gas processing facility. Since the merger with Navidec, Inc. (“Navidec”) on September 10, 2004 (the “Merger”), we have funded our operations with the net proceeds of (i) approximately $288 million in various private and public offerings of our common stock, (ii) $186.4 million in convertible debt financing, including $170.9 million of convertible debt financing sold in a private offering and $15.5 million in convertible debt financing from the International Finance Corporation (“IFC”) that was converted into approximately 1.5 million shares of our common stock in May 2008, and (iii) $15.0 million in a reserve-based lending facility with IFC. We have recently begun to generate revenues from operations. With these funds we have begun to implement our plans to develop our existing oil and gas properties, but we will need significant additional financing to fully implement our plan of operation. As we continue to execute our business plan and expand our operations, our cash commitments increase and the likelihood of our seeking additional financing, either through the equity markets, debt financing or a combination of both, will increase over the next six months.  If we are unable to timely obtain adequate funds to finance our exploration and development, our ability to develop our oil and natural gas reserves may be limited or substantially delayed. Such limitations or delays could result in the potential loss of our oil and gas properties if we were unable to meet our obligations under the license agreements, which could, in turn, limit our ability to repay our debts. Inability to timely obtain funds also could cause us to delay, scale back or abandon our plans for construction of our power generation facility, pipelines and gas processing facility.

Future amounts required to fund our foreign activities may be obtained through additional equity and debt financing, joint venture arrangements, the sale of oil and gas interests, and/or future cash flows from operations. However, adequate funds may not be available when needed or may not be available on favorable terms. The exact nature and terms of such funding sources are unknown at this time, and there can be no assurance that we will obtain such funding or have adequate funding available to finance our future operations.

Any failure to meet our debt obligations or the occurrence of a continuing default under our debt facility would adversely affect our business and financial condition.  Through our subsidiaries BPZ E&P and BPZ Marine Peru S.R.L. (“BPZ Marine”), as

borrowers, we entered into a $15.0 million senior revolving debt facility with IFC in August 2008, which funded in October 2008. The current facility is secured by a pledge of the shares of our BPZ E&P and BPZ Marine Peru subsidiaries.

The debt facility provides for events of default customary for agreements of this type, including, among other things:

•                                    payment breaches under any of the finance documents for the first and second tranche of the senior debt;

•                                    failure to comply with obligations under the finance documents;

•                                    representation and warranty breaches;

•                                    expropriation of the assets, business or operations of any borrower;

•                                    insolvencies of any borrower;

•                                    certain attachments against the assets of any borrower;

•                                    abandonment or extended business interruption of the Corvina Field or certain other petroleum assets for a period over 100 consecutive days or an aggregate of 120 days in any twelve month period;

•                                    failure to maintain certain authorizations with respect to any financing documents with the IFC, the development and operation of the Corvina Field in Block Z-1, any additional petroleum assets under license contracts with Perupetro or certain other key agreements;

•                                    revocation of any financing or security documents with the IFC or certain key agreements;

•                                    defaults on certain liabilities;

•                                    certain judgments against the borrower or any subsidiary;

•                                    failure to make payment on any other liabilities in excess of $2 million;

•                                    engagement in certain sanctionable, such as fraudulent, coercive or corrupt, practices; or

•                                    restrictions enacted in Peru that could inhibit any payment a borrower is required to make under the financing documents with the IFC.

Upon the occurrence of an event of default or a specified change of control event, each lender under our debt facility may: (i) terminate all or part of the relevant facility; (ii) declare all or part of the principal amount of the loan, together with accrued interest, immediately due and payable;  (iii) declare all or part of the principal amount of the loan, together with accrued interest, payable on demand; or (iv) declare any and all of the security documents under the facility enforceable and exercise its rights under such documents, including rights of foreclosure against the collateral. In addition, if any borrower is liquidated or declared bankrupt, all loans and interest accrued on it or any other amounts due, will become immediately due and payable without notice.

The maximum amount available under this facility will be reduced by $2.5 million beginning on December 16, 2010 and every six months thereafter during the term of the Agreement.  The facility is subject to a semi-annual borrowing base determination based on the value of oil reserves. In the event the amount outstanding exceeds the re-determined borrowing base, we could be forced to repay a portion of our borrowings.  We may not have sufficient funds to make any required repayment. If we do not have sufficient funds and are otherwise unable to negotiate renewals of our borrowings, we may be required to arrange new financing or sell a portion of our assets.

Our ability to meet our current and future debt obligations and other expenses will depend on our future performance, which will be affected by financial, business, economic, regulatory and other factors, many of which we are unable to control.  If our cash flow is not sufficient to service our debt, we may be required to refinance the debt, sell assets or sell shares of common stock on terms that we do not find attractive, if it can be done at all.

Demand for oil and natural gas is highly volatile.  A substantial or extended decline in oil or natural gas prices may adversely affect our business, financial condition, cash flow, liquidity or results of operations as well as our ability to meet our capital expenditure obligations and financial commitments to implement our business plan.  Any revenues, cash flow, profitability and future rate of growth we achieve will be greatly dependent upon prevailing prices for oil and gas. Our ability to maintain or increase our borrowing capacity and to obtain additional capital on attractive terms is also expected to be dependent on oil and gas prices.

Historically, oil and gas prices and markets have been volatile and are likely to be volatile again in the future. For example, oil and natural gas prices increased to historical highs in 2008 and then declined significantly over the last two quarters of 2008.  In early July 2008, commodity prices reached levels in excess of $140.00 per Bbl of crude oil and $13.00 per Mcf for natural gas and declined to below $70 per barrel and approximately $4 per Mcf in August 2009.  As of November 10, 2010, those prices were $87.81 per Bbl per Bbl of crude oil and $3.99 per Mcf for natural gas.  These prices will likely continue to be volatile in the future. Oil and natural gas are commodities and their prices are subject to wide fluctuations in response to relatively minor changes in supply and demand for oil and gas, market uncertainty, and a variety of additional factors beyond our control. Those factors include:

•                  international political conditions (including wars and civil unrest);

•                  the domestic and foreign supply of oil and gas;

•                  the level of consumer demand;

•                  weather conditions;

•                  domestic and foreign governmental regulations and other actions;

•                  actions taken by the Organization of Petroleum Exporting Countries (OPEC);

•                  the price and availability of alternative fuels; and

•                  overall economic conditions.

Lower oil and natural gas prices may not only decrease our revenues on a per unit basis, but may also reduce the amount of oil and natural gas we can produce economically, if any. A continuation of low or a further decline in oil and natural gas prices may materially affect our future business, financial condition, results of operations, liquidity and borrowing capacity, and may require a reduction in the carrying value of our oil and gas properties. While our revenues may increase if prevailing oil and gas prices increase significantly, exploration and production costs and acquisition costs for additional properties and reserves may also increase.  We do not enter into hedging arrangements or use derivative financial instruments such as crude oil forward and swap contracts to hedge our risk associated with fluctuations in commodity prices.

Recent changes in the financial and credit market may impact economic growth, and combined with the recent volatility of oil and natural gas prices, may also affect our ability to obtain funding on acceptable terms or obtain funding under our proposed credit facilities.   Global financial markets and economic conditions have been, and continue to be, disrupted and volatile.  Accordingly, the equity capital markets have become exceedingly distressed.  These issues, along with significant asset write-offs in the financial services sector, the re-pricing of credit risk and the current weak economic conditions, have made, and will likely continue to make, it difficult to obtain debt or equity capital funding.

Due to these and possibly other factors, we cannot be certain funding will be available if needed, and to the extent required, on acceptable terms.  If funding is not available as needed, or is available only on unfavorable terms, we may be unable to meet our obligations as they come due or we may be unable to implement our exploratory and development plan, enhance our existing business, complete acquisitions or otherwise take advantage of business opportunities or respond to competitive pressures, any of which could have a material adverse effect on our production, revenues and results of operations.

Our future operating revenue is dependent upon the performance of our properties. Our future operating revenue depends upon our ability to profitably operate our existing properties by drilling and completing wells that produce commercial quantities of oil and gas and our ability to expand our operations through the successful implementation of our plans to explore, acquire and develop additional properties. The successful development of oil and gas properties requires an assessment of potential recoverable reserves, future oil and gas prices, operating costs, potential environmental and other liabilities and other factors. Such assessments are necessarily inexact. No assurance can be given that we can produce sufficient revenue to operate our existing properties or acquire additional oil and gas producing properties and leases. We may not discover or successfully produce any recoverable reserves in the future, or we may not be able to make a profit from the reserves that we may discover. In addition, we are in a long-term testing program and regularly bring wells on or offline depending on technical performance and testing period requirements.  In the event that we are unable to produce sufficient operating revenue to fund our future operations, we will be forced to seek additional, third-party funding, if such funding can be obtained. Such options would possibly include debt financing, sale of equity interests in the Company, joint venture arrangements, or the sale of oil and gas interests. If we are unable to secure such financing on a timely basis, we could be required to delay or scale back our operations. If such unavailability of funds continued for an extended period of time, this could result in the termination of our operations and the loss of an investor’s entire investment.

Our business involves many uncertainties and operating risks that may prevent us from realizing profits and can cause substantial losses. Our exploration and production activities may be unsuccessful for many reasons, including weather, the drilling of dry holes, cost overruns, equipment shortages and mechanical difficulties. Moreover, the successful drilling of a natural gas or oil well will not ensure we will realize a profit on our investment. A variety of factors, including geological, regulatory and market-related factors can cause a well to become uneconomical or only marginally economical. Our business involves a variety of operating risks, including:

•                  fires;

•                  explosions;

•                  blow-outs and surface cratering;

•                  uncontrollable flows of natural gas, oil and formation water;

•                  natural disasters, such as typhoons and other adverse weather conditions;

•                  pipe, cement, subsea well or pipeline failures;

•                  casing collapses;

•                  mechanical difficulties, such as lost or stuck oil field drilling and service tools;

•                  abnormally pressured formations; or

•                  environmental hazards, such as natural gas leaks, oil spills, pipeline ruptures and discharges of toxic gases.

Experiencing any of these operating risks could lead to problems with any well bores, platforms, gathering systems and processing facilities, which could adversely affect any drilling operations we may commence. Affected drilling operations could further lead to substantial losses as a result of:

•                  injury or loss of life;

•                  severe damage to and destruction of property, natural resources and equipment;

•                  pollution and other environmental damage;

•                  clean-up responsibilities;

•                  regulatory requirements, investigations and penalties;

•                  suspension of our operations; or

•                  repairs to resume operations.

If any of these risks occur, we may have to curtail or suspend any drilling or production operations and we could have our sales of oil interrupted or suspended, which could have a material adverse impact on our financial condition, operations and ability to execute our business plan.

We conduct offshore exploration, exploitation and production operations off the coast of northwest Peru, all of which are also subject to a variety of operating risks peculiar to the marine environment. Such risks include collisions, allisions, groundings and damage or loss from adverse weather conditions or interference from commercial fishing activities. These conditions can cause substantial damage to facilities, tankers and barges, as well as interrupt operations. As a result, we could incur substantial liabilities that could reduce or eliminate the funds available for exploration, exploitation and acquisitions or result in loss of equipment and properties.

Disruption of services provided by our barges and tankers could temporarily impair our operations and delay delivery of our oil to be sold. We depend on our deck barges BPZ-01 and BPZ-02 to act as a tender support vessels for our offshore drilling operations in our Corvina and Albacora fields in Block Z-1. In addition, we have two barges under capital lease to use in support of our offshore oil production operations.  One barge is used as a floating production, storage and offloading facility and the other is currently being used as a floating storage and offloading facility.  In addition, we have time chartered a double hull tank barge to transport crude oil from our offshore production and storage facilities in the Corvina and Albacora fields to the Talara refinery approximately 70 miles south of the platform where the oil is sold at current market prices under  sales contracts with the Peruvian national oil company, Petroleos del Peru- PETROPERU S.A.  Any disruption or delay of the services to be provided by our barges or tanker because of adverse weather conditions, accidents, mechanical failures, insufficient personnel or other events could temporarily impair our operations, delay implementation of our business plan, and increase our costs.

Future oil and natural gas declines or unsuccessful exploration efforts may result in significant charges or a write-down of our asset carrying values.   We follow the successful efforts method of accounting for our investments in oil and natural gas properties.  Under this method, oil and gas lease acquisition costs and intangible drilling costs associated with exploration efforts that result in the discovery of proved reserves and costs associated with development drilling, whether or not successful, are capitalized when incurred. Certain costs of exploratory wells are capitalized pending determinations that proved reserves have been discovered.  If proved reserves are not discovered with an exploratory well, the costs of drilling the well are expensed.

The capitalized costs of our oil and natural gas properties, on a field basis, cannot exceed the estimated undiscounted future net cash flows of that field.  If net capitalized costs exceed undiscounted future net cash flows, we must write down the costs of each such field to our estimate of its fair market value.  Unproved properties are evaluated at the lower of cost or fair market value.  Accordingly, a significant decline in oil or natural gas prices or unsuccessful exploration efforts could cause a future write-down of capitalized costs.

We evaluate impairment of our proved oil and gas properties whenever events or changes in circumstances indicate an asset’s carrying amount may not be recoverable. In addition, write-downs would occur if we were to experience sufficient downward adjustments to our estimated proved reserves or the present value of estimated future net revenues.  Once incurred, a write-down of oil and natural gas properties cannot be reversed at a later date even if oil or natural gas prices increase.

Our management team has limited experience in the power generation business and we need additional funding to construct power generation and gas processing facilities and pipelines. Our plan of operation includes constructing power generation and gas processing facilities and pipelines in Peru and in the future potentially Ecuador.  However, the experience of our management team has primarily been in the oil and natural gas exploration and production industry and we have limited experience in the power generation business. We have recently hired a Director of Gas-to-Power and Project Manager.  However, we continue relying on consultants and outside engineering and technical firms to provide the expertise to plan and execute the power generation aspects of our strategy and we have not yet hired all necessary full-time employees to manage this line of business. If we do not have sufficient funds or if we are unable to successfully find partners to participate in our gas-to-power project, we will need to find alternative sources of funding for the construction of the power generation and gas processing facilities, which may not be available when needed or available on favorable terms.

Construction and operation of power generation and gas processing facilities and pipelines involve significant risks and delays that cannot always be covered by insurance or contractual protections. The construction of power generation and gas processing facilities and pipelines involve many risks, including:

•                  supply interruptions;

•                  work stoppages;

•                  labor disputes;

•                  social unrest;

•                  inability to negotiate acceptable construction, supply or other contracts;

•                  inability to obtain required governmental permits and approvals;

•                  weather interferences;

•                  unforeseen engineering, environmental and geological problems;

•                  unanticipated cost overruns;

•                  possible delays in the acquisition of necessary gas turbines;

•                  possible delays in transporting the necessary equipment to our planned facility in Northern Peru;

•                  possible delays in connection with power plant construction;

•                  possible delays or difficulties in completing financing arrangements for the gas-to-power project; and

•                  possible difficulties or delays with respect to any necessary Peruvian regulatory compliance.

The ongoing construction and future operation of these facilities involve all of the risks described above, in addition to risks relating to the breakdown or failure of equipment or processes and performances below expected levels of output or efficiency. We intend to maintain commercially reasonable levels of insurance where such insurance is available and cost-effective, obtain warranties from vendors and obligate contractors to meet certain performance levels. However, the coverage or proceeds of any such insurance, warranties or performance guarantees may not be adequate to cover lost revenues or increased expenses. Any of these risks could cause us to operate below expected capacity levels, which in turn could result in lost revenues, increased expenses and higher costs.

The success of our gas-to-power project depends, in part, on the existence and growth of markets for natural gas and electricity in Peru and Ecuador. Peru has a relatively well-developed and stable market for electricity, while the power market in Ecuador is not as well-developed or stable. Both countries rely on hydroelectric generating capacity for a significant portion of their power demand. Hydroelectric plants are much less expensive to operate than plants that utilize natural gas, but they are subject to variable output based on rainfall and reservoir levels. The majority of the non-hydroelectric or thermal power capacity in both countries consists of generating plants that utilize diesel or fuel oil, which are significantly more costly than natural gas at this time. Both countries have natural gas reserves and production, but neither has a well-developed natural gas infrastructure. Our immediate business plan relies on the continued stability of the power market in Peru (and Ecuador for the purpose of gas sales to third-party power producers in Ecuador), and our longer-term plans depend on the further development of the electricity market in Ecuador. We currently do not expect to complete our power plant until 2012. Our assessment of the future power market and demand in Peru and Ecuador could be inaccurate. We are subject to the following risks that:

•                  relatively more favorable business conditions for hydroelectric plants, a material reduction in power demand or other competitive issues may adversely affect the demand and prices for the electricity that we expect to produce by the time the power plant is completed;

•                  our lifting costs could exceed the minimum wholesale power prices available, making the sale of our gas uneconomical;

•                  potential disruptions or changes to regulations of the natural gas or power markets in these countries could occur by the time our power plant is completed, or we may not receive the necessary environmental or other permits and governmental approvals to operate our power plant;

•                  although we plan to enter into long-term contracts to sell a significant part of our future power production, there can be no assurance that we will be successful in obtaining such contracts or that they will be on favorable terms; and

•                  we will also be subject to the general commercial issues related to being in the power business, including the credit-worthiness of, and collections from future customers and the ability to profitably operate our future power plants.

The geographic concentration of our properties in northwest Peru and southwest Ecuador subjects us to an increased risk of loss of revenue or curtailment of production from factors affecting that region specifically. The geographic concentration of our properties in northwest Peru and southwest Ecuador and adjacent waters means that some or all of our properties could be affected by the same event should that region, for example, experience:

•                  severe weather (such as the effects of “El Niño,” which can cause excessive rainfall and flooding in Peru and Ecuador);

•                  delays or decreases in production, the availability of equipment, facilities or services;

•                  delays or decreases in the availability of capacity to transport, gather or process production; or

•                  changes in the political or regulatory environment.

Because all our properties could experience the same conditions at the same time, these conditions could have a relatively greater impact on our results of operations than they might have on other operators who have properties over a wider geographic area.

Along with the general instability that comes from international operations, we face political and geographical risk specific to working in South America. Presently, all of our oil and gas properties are located in South America, specifically Peru and Ecuador. The success and profitability of our international operations may be adversely affected by risks associated with international activities, including:

•                  economic, labor, and social conditions;

•                  local and regional political instability;

•                  tax laws (including host-country export, excise and income taxes and U.S. taxes on foreign operations); and

•                  fluctuations in the value of the U.S. dollar versus the local currencies in which oil and gas producing activities may be conducted.

This instability in laws, expenses of operations and fluctuations in exchange rates may make our assumptions about the economic viability of our oil and gas properties incorrect. If these assumptions are incorrect, we may not be able to earn sufficient revenue to cover our costs of operations.

Social and political unrest in Peru could cause heightened scrutiny over oil and gas regulatory matters. We believe there has been recent heightened scrutiny over regulatory matters concerning oil and gas exploration and production and the award of licensing contracts in Peru, in large part due to social and political unrest. For example, in August 2008, Peru’s Congress repealed two presidential decrees that made it easier for companies and individuals to buy land belonging to indigenous peoples as a result of protests from a large number of indigenous people in Peru’s Amazon jungle. Beginning in April 2009, thousands of indigenous people again protested by blocking roads and waterways in eastern Peru to try to force the repeal of additional decrees facilitating oil exploration, commercial farming and logging in parts of the Amazon jungle, resulting in a violent clash between police officers and the protestors in June 2009. The violence led to the suspension of several of the decrees and the Peruvian President’s third reshuffle of his cabinet since he came to power in 2006.

Peru’s most recent municipal and regional political elections were held in November 2010, and the next Peruvian Presidential and Congressional election will be in April 2011. The campaigning leading up to the elections will likely cause heightened political risk and attention to various topics, including the regulation of oil and gas companies operating in Peru, and related environmental law compliance. As a result of these or similar events, a shift in policy could occur with respect to the regulation of oil and gas companies making it more difficult or expensive to operate in such an environment.

Our operations in Peru and Ecuador involve substantial costs and are subject to certain risks because the oil and gas industry in Peru and Ecuador is less developed when compared to the United States. Because the oil and gas industry in Peru and Ecuador is less developed than in the United States, our drilling and development operations, in many instances, will take longer to complete and may cost more than similar operations in the United States. The availability of technical expertise and specific equipment and supplies may be more limited or costly in Peru and Ecuador than in the United States.  If we are unable to obtain or unable to obtain without undue cost drilling rigs, equipment, supplies or personnel, our exploitation and exploration operations could be delayed or adversely affected, which could have a material adverse effect on our business, financial condition or results of operations.  Furthermore, once oil and natural gas production is recovered, there are fewer ways to transport it to market for sale. Marine transportation is subject to risks such as adverse weather conditions, collisions, groundings and other risks of damage or delay. Pipeline and trucking operations are subject to uncertainty and lack of availability. Oil and natural gas pipelines and truck transport travel through miles of territory and are subject to the risk of diversion, destruction or delay. We expect that such factors will continue to subject our international operations to economic and operating risks that companies with domestic operations do not experience.

We are subject to numerous foreign laws and regulations of the oil and natural gas industry that can adversely affect the cost, manner or feasibility of doing business. Our operations are subject to extensive foreign laws and regulations relating to the exploration for oil and natural gas and the development, production and transportation of oil and natural gas as well as electrical power generation.  Because the oil and gas industry in the countries in which we operate is less developed than elsewhere, changes in laws and interpretations of laws are more likely than in countries with a more developed oil and gas industry.  Future laws or regulations, as well as any adverse change in the interpretation of existing laws or our failure to comply with existing legal requirements may harm our results of operations and financial condition. In particular, there are indications that the current administration in Ecuador is likely to increase state intervention in the economy via new legislation and tightening control of areas such as energy, which could have a significant impact on our ability to operate in that country. We may be required to make large and unanticipated capital expenditures to comply with governmental regulations, such as:

•                  work program guarantees and other financial responsibility requirements;

•                  taxation;

•                  royalty requirements;

•                  customer requirements;

•                  operational reporting;

•                  environmental and safety requirements; and

•                  unitization requirements.

Under these laws and regulations, we could be liable for:

•                  personal injuries;

•                  property and natural resource damages;

•                  governmental infringements and sanctions; and

•                  unitization payments.

If we fail to comply with the terms of certain contracts related to our foreign operations, we could lose our rights under each of those contracts. The terms of each of our contracts with the government of Peru, including our Peruvian oil and gas license contracts, require that we perform certain activities, such as seismic acquisition, processing and interpretations and the drilling of required wells in accordance with those contracts and agreements. We are also required to conduct environmental impact assessments and establish our ability to comply with environmental regulations.  Our failure to timely perform those activities as required could result in the suspension of our current production and sale of oil, the loss of our rights under a particular contract and/or the loss of the amounts we have posted as a guaranty for the performance of such activities, which would result in a significant loss to us.

We are subject to the Foreign Corrupt Practices Act (the “FCPA”), and our failure to comply with the laws and regulations thereunder could result in penalties which could harm our reputation and have a material adverse effect on our business, results of operations and financial condition.  We are subject to the FCPA, which generally prohibits companies and their intermediaries from making improper payments to foreign officials for the purpose of obtaining or keeping business and/or other benefits. Since all of our oil and gas properties are in Peru and Ecuador, there is a risk of potential FCPA violations.  We have a FCPA policy and a compliance program designed to ensure that the Company, its employees and agents comply with the FCPA.  There is no assurance that such policy or program will work effectively all of the time or protect us against liability under the FCPA for actions taken by our agents, employees and intermediaries with respect to our business or any businesses that we acquire.  Any violation of these laws could result in monetary penalties against us or our subsidiaries and could damage our reputation and, therefore, our ability to do business.

We are subject to complex environmental regulatory and permitting laws and regulations that can adversely affect the cost, manner and feasibility of our planned operations. The exploration for, and the development, production and sale of, oil and gas in South America, and the construction and operation of power generation and gas processing facilities and pipelines in South America are subject to extensive environmental, health and safety laws and regulations. Our ability to conduct continued operations is subject to satisfying applicable regulatory and permitting controls. For example, we are required to obtain an environmental permit or approval from the government in Peru prior to conducting seismic operations, drilling a well or constructing a pipeline in Peruvian territory, including the waters offshore of Peru, where we intend to conduct future oil and gas operations. We are also required to comply with numerous environmental regulations in order to transition from exploration to commercial production in the Albacora field or any new fields we develop.  Additionally, environmental laws and regulations promulgated in Peru impose substantial restrictions on, among other things, the use of natural resources, interference with the natural environment, and the location of facilities, the handling and storage of hazardous materials such as hydrocarbons, the use of radioactive material, the disposal of waste, and the emission of noise and other activities. The laws create additional monitoring and reporting obligations in the event of any spillage or unregulated discharge of hazardous materials such as hydrocarbons. Failure to comply with these laws and regulations also may result in the suspension or termination of our planned drilling operations and subject us to administrative, civil and criminal penalties.

Our current permits and authorizations and our ability to get future permits and authorizations may, over time, be susceptible to increased scrutiny, resulting in increased costs, or delays in receiving appropriate authorizations. In particular, we may experience delays in obtaining permits and authorizations in Peru necessary for our operations.  We have currently suspended drilling in the Albacora field until our planned 3D seismic acquisition program in Block Z-1 is carried out.  In 2009, we attempted to acquire 3D seismic in Block Z-1, but stopped its seismic acquisition program at the request of the government.  We are currently completing additional government requested environmental studies to obtain the permit to begin the seismic acquisition program.  Current indications are that permits should be granted and acquisition could begin in the first half of 2011.  However, any material delays in receiving these permits could delay our ability to resume our drilling program in the Albacora field and could negatively affect our indicated reserves in Albacora.

Compliance with these laws and regulations may increase our costs of operations, as well as further restrict our foreign operations. Moreover, these laws and regulations could change in ways that substantially increase our costs. These laws and regulations have changed in the past and have generally imposed more stringent requirements that increase operating costs or require capital expenditures in order to remain in compliance. It is also possible that unanticipated developments could cause us to make environmental expenditures that are significantly higher than those we currently anticipate, thereby increasing our overall costs. Any failure to comply with these laws and regulations could cause us to suspend or terminate certain operations or subject us to administrative, civil or criminal penalties. Any of these liabilities, penalties, suspensions, terminations or regulatory changes could materially adversely affect our financial condition and our ability to implement our plan of operation.

Compliance with, or breach of, laws relating to the discharge of materials into, and the protection of, the environment can be costly and could limit our operations. As an owner or lessee and operator of oil and gas properties in Peru and Ecuador, we are subject to various national, state and local laws and regulations relating to the discharge of materials into, and protection of, the environment. These laws and regulations may, among other things, (i) impose liability on the owner or lessee under an oil and gas lease for the cost of property damage, oil spills, discharge of hazardous materials, remediation and clean-up resulting from operations; (ii) subject the owner or lessee to liability for pollution damages and other environmental or natural resource damages; and (iii) require suspension or cessation of operations in affected areas or related sales of oil and gas.

We have established practices for continued compliance with environmental laws and regulations and we believe the costs incurred by these policies and procedures so far have been necessary business costs in our industry. However, there is no assurance that changes in or additions to laws or regulations regarding the protection of the environment will not increase such compliance costs, or have a material adverse effect upon our capital expenditures, earnings or competitive position.

Our oil and gas operations involve substantial costs and are subject to various economic risks. Our oil and gas operations are subject to the economic risks typically associated with exploration, development and production activities, including the necessity of significant expenditures to locate and acquire producing properties and to drill exploratory wells. The cost and length of time necessary to produce any reserves may be such that it will not be economically viable. In conducting exploration and development activities, the presence of unanticipated pressure or irregularities in formations, miscalculations or accidents may cause our exploration, development and production activities to be unsuccessful. In addition, the cost and timing of drilling, completing and operating wells is often uncertain. We also face the risk that the oil and/or gas reserves may be less than anticipated, that we will not have sufficient funds to successfully drill on the property, that we will not be able to market the oil and/or gas due to a lack of a market and that fluctuations in the prices of oil and/or gas will make development of those wells uneconomical. This could result in a total loss of our investments made in our operations.

Competition for oil and natural gas properties and prospects is intense; many of our competitors have larger financial, technical and personnel resources that give them an advantage in evaluating and obtaining properties and prospects. We operate in a highly competitive environment for reviewing prospects, acquiring properties, marketing oil and natural gas and securing trained personnel and equipment. In addition, changes in Peruvian government regulation have enabled multinational and regional companies to enter the Peruvian energy market. We actively compete with other companies in our industry when acquiring new leases or oil and gas properties. Competition in our business activities has increased and will increase further, as existing and new participants expand their activities as a result of these regulatory changes. Many of our competitors possess and employ financial resources that allow them to obtain substantially greater technical and personnel resources than we have. For example, if several companies are interested in an area, Perupetro (a state company responsible for promoting and overseeing the investment of hydrocarbon exploration and exploitation activities in Peru) may choose to call for bids, either through international competitive biddings or through private bidding processes by invitation, and award the contract to the highest bidder. These additional resources can be particularly important in reviewing prospects and purchasing properties. Our competitors may be able to evaluate, bid for and purchase a greater number of properties and prospects than our financial or personnel resources permit. Our competitors may also be able to pay more for productive oil and natural gas properties and exploratory prospects than we are able or willing to pay. On the acquisition opportunities made available to us, we compete with other companies in our industry for properties operated by third parties through a private bidding process, direct negotiations or some combination thereof. Our ability to acquire additional prospects and to find and develop reserves in the future will depend on our ability to evaluate and select suitable properties and to consummate transactions in a highly competitive environment. If we are unable to compete successfully in these areas in the future, our future revenues and growth may be diminished or restricted. The availability of properties for acquisition depends largely on the business practices of other oil and natural gas companies, commodity prices, general economic conditions and other factors we cannot control or influence.

The loss of senior management or key technical personnel could adversely affect us. We have engaged certain members of management who have substantial expertise in the type of endeavors we presently conduct and the geographical areas in which we conduct them. We do not maintain any life insurance against the loss of any of these individuals. To the extent their services become unavailable, we will be required to retain other qualified personnel. There can be no assurance we will be able to recruit and hire qualified persons on acceptable terms.  Similarly, the oil and gas exploration industry requires the use of personnel with substantial technical expertise. In the event that the services of our current technical personnel become unavailable, we will need to hire qualified personnel to take their place. No assurance can be given that we will be able to recruit and hire such persons on acceptable terms.  Inability to replace lost members of management or personnel may adversely affect us.

Insurance does not cover all risks. Exploration for, and the production of, oil and natural gas can be hazardous, involving unforeseen occurrences such as blowouts, cratering, fires and loss of well control, which can result in damage to or destruction of wells or production facilities, formations, injury to persons, loss of life, or damage to property, the environment or natural resources. As a result, we presently maintain insurance coverage in amounts consistent with our business activities and to the extent required by our license contracts. Such insurance coverage includes certain physical damage to the Company’s and third parties’ property, hull and machinery, protection and indemnity, employer’s liability, comprehensive third party general liability, workers compensation and certain pollution and environmental risks. However, we are not fully insured against all risks in all aspects of our business, such as political risk, civil unrest, war, business interruption, environmental damage and reservoir loss or damage. Further, no such insurance coverage can insure for all operational or environmental risks. The occurrence of an event that is not insured or not fully insured could result in losses to us. For example, uninsured or under insured environmental damages, property damages or damages related to personal injuries could divert capital needed to implement our plan of operation. If any such uninsured losses are significant, we may have to curtail or suspend our drilling or other operations until such time as replacement capital is obtained, if ever, and this could have a material adverse impact on our financial position.

We may not be able to replace our reserves. Our future success will depend upon our ability to find, acquire and develop oil and gas reserves that are economically recoverable. Any reserves we develop will decline as they are produced unless we are able to conduct successful revitalization activities, or are able to replace the reserves by acquiring properties containing proven reserves, or both. To develop reserves and achieve production, we must implement our development and production programs, identify and produce previously overlooked or by-passed zones and shut-in wells, acquire additional properties or undertake other replacement activities. We can give no assurance that our planned development, revitalization, and acquisition activities will result in significant reserves replacement or that we will have success in discovering and producing reserves economically. We may not be able to locate geologically satisfactory property, particularly since we will be competing for such property with other oil and gas companies, most of which have much greater financial resources than we do. Moreover, even if desirable properties are available to us, we may not have sufficient funds with which to acquire or develop them.

Risks Relating to this Offering

Investor profits, if any, may be limited for the near future. In the past, we have never paid a dividend. We do not anticipate paying any dividends in the near future. Accordingly, investors in our common stock may not derive any profits from their investment in us for the foreseeable future, other than through any price appreciation of our common stock that may occur. Further, any appreciation in the price of our common stock may be limited or nonexistent as long as we continue to have operating losses. We have not been profitable and have accumulated deficits of operations totaling $241.2 million through December 31, 2009.  To date we have had limited revenue and no earnings from operations.  There can be no assurances that sufficient revenue to cover total expenses can be achieved until, if at all, we fully implement our operational plan.

Additional infusions of capital may have a dilutive effect on existing shareholders. To finance our operations we may sell additional shares of our common stock.  During the first quarter of 2010, we issued $170.9 million of Convertible Notes due 2015 that, if converted to common stock, could significantly increase the amount of our common shares outstanding by up to approximately 25.3  million shares currently.  Our certificate of formation does not provide for preemptive rights.  Any additional equity financing that we receive may involve substantial dilution to our then-existing shareholders. Furthermore, we may issue common stock to acquire properties, assets, or businesses. In the event that any such shares are issued, the proportionate ownership and voting power of other shareholders will be reduced. In addition, we are authorized to issue up to 25,000,000 shares of preferred stock, the rights and preferences of which may be designated by our Board of Directors. If we issue shares of preferred stock, such preferred stock may have rights and preferences that are superior to those of our common stock.

Our operations may not generate sufficient cash to enable us to service our debt, including the Convertible Notes due 2015.  Our future cash flow may be insufficient to meet our debt obligations and commitments. Any insufficiency could negatively impact our business.  A range of economic, competitive, business and industry factors will affect our future financial performance, and, as a result, our ability to generate cash flow from operations and to pay our debt, including the Convertible Notes due 2015. Many of these factors, such as oil and gas prices, economic and financial conditions in our industry and the global economy or competitive initiatives of our competitors, are beyond our control.

If we do not generate enough cash flow from operations to satisfy our debt obligations, we may have to undertake alternative financing plans, such as:

•                  refinancing or restructuring our debt;

•                  selling assets;

•                  reducing or delaying capital investments; or

•                  seeking to raise additional capital.

However, any alternative financing plans that we undertake, if necessary, may not allow us to meet our debt obligations. Our inability to generate sufficient cash flow to satisfy our debt obligations, including our obligations under the notes, or to obtain alternative financing, could materially and adversely affect our business, financial condition, results of operations and prospects.

Shares eligible for future sale by our current shareholders may impair our ability to raise capital through the sale of our stock. As of December 1, 2010, we had 115,507,866 shares of common stock issued and outstanding. In addition, we have outstanding 5,337,465 shares of potentially dilutive securities, which mainly consist of options granted under our 2005 and 2007 Long-Term Incentive Compensation Plan, as amended.  We also have an additional 4,462,836 shares of common stock allocated under our 2007 Long-Term Incentive Compensation Plan and our 2007 Directors’ Compensation Incentive Plan.  During the first quarter of 2010, we issued $170.9 million of Convertible Notes due 2015 that, if converted to common stock, could potentially increase the amount of our common shares outstanding by up to approximately 25.4 million shares currently.  The possibility that substantial amounts of shares of our common stock may be sold in the public market may cause prevailing market prices for our common stock to decrease and thus could impair our ability to raise capital through the sale of our equity securities.

Our officers, directors, entities affiliated with them and certain institutional investors may exercise significant control over us. In the aggregate, our management and directors own or control approximately 15.0% of our common stock, and several institutional investors own approximately another 34.5% of our common stock, issued as of June 30, 2010.  These shareholders, if acting together and owning approximately 49.5%, will be able to significantly influence all matters requiring approval by our shareholders, including the election of directors and the approval of mergers or other business combination transactions.

Our corporate organizational documents and the provisions of Texas law to which we are subject may delay or prevent a change in control of us that some shareholders may favor.  Our certificate of formation and bylaws contain provisions that, either alone or in combination with the provisions of Texas law described below, may have the effect of delaying or making it more difficult for another person to acquire us by means of a hostile tender offer, open market purchases, a proxy contest or otherwise. These provisions include:

•                  A board of directors classified into three classes of directors with each class having staggered, three-year terms.  As a result of this provision, at least two annual meetings of shareholders may be required for the shareholders to change a majority of our board of directors.

•                  The board’s authority to issue shares of preferred stock without shareholder approval, which preferred stock could have voting, liquidation, dividend or other rights superior to those of our common stock.  To the extent any such provisions are included in any preferred stock, they could have the effect of delaying, deferring or preventing a change in control.

•                  Our shareholders cannot act by less than unanimous written consent and must comply with the provisions of our bylaws requiring advance notification of shareholder nominations and proposals.  These provisions could have the effect of delaying or impeding a proxy contest for control of us.

•                  Provisions of Texas law, which we did not opt out of in our certificate of formation, that restrict business combinations with “affiliated shareholders” and provide that directors serving on staggered boards of directors, such as ours, may be removed only for cause.

Any or all of these provisions could discourage tender offers or other business combination transactions that might otherwise result in our shareholders receiving a premium over the then current market price of our common stock.

The market price and trading volume of our common stock may be volatile.  The market price of our common stock may be highly volatile and subject to wide fluctuations. In addition, the trading volume in our common stock may fluctuate and cause significant price variations to occur.  If the market price of our common stock declines significantly, you may be unable to resell your shares at or above the price at which the shares were acquired.  We cannot assure you that the market price of our common stock will not fluctuate or decline significantly in the future.  Some of the factors that could adversely affect our share price or result in fluctuations in the price or trading volume of our common stock include:

•      actual or anticipated fluctuations in our results of operations;

•      failure to be covered by securities analysts, or failure by us to meet securities analysts’ expectations;

•      success of our operating strategies;

•      decline in the stock price of companies that are our peers;

•      realization of any of the risks described in this section; or

•      general market and economic conditions.

Because we are a relatively new public company, these fluctuations may be more significant for us than they would be for a company whose stock has been publicly traded over an extended period of time.

In addition, the stock market has experienced in the past, and may in the future experience extreme price and volume fluctuations. These market fluctuations may materially and adversely affect the trading price of our common stock, regardless of our actual operating performance.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act and Section 21E of the Exchange Act, which concern our business. Such statements are not guarantees of future performance, and actual results could differ materially from those expressed or implied in such statements as a result of certain factors, including those set forth in “Risk Factors” in this prospectus and those discussed in the documents we have incorporated by reference. In some cases, you can identify forward looking statement by terms such as, “may,” “will,” “should,” “could,” would,” “expects,” “plans,” “anticipates,” “intends,” “believes,” “estimates,” “projects,” “predicts,” “potential” and similar expressions intended to identify forward-looking statements. All statements, other than statements of historical facts, included or incorporated by reference in this prospectus that address activities, events or developments we expect, believe, intend or anticipate will or may occur in the future, including the following matters, are forward looking statements:

•                  heightened regulatory scrutiny regarding oil and gas exploration and production and the award of licensing contracts and changes in the regulation of oil and gas companies in Peru;

•                  our ability to satisfy any Peruvian requirements affecting the license and other rights we have in oil and gas properties, including environmental and technical compliance, as well as deadlines for conducting exploration, testing and development activities;

•                  our ability to obtain sufficient financing to continue initial drilling operations and complete our gas-to-power project;

•                  our ability to discover, develop and produce economic quantities of oil and gas on our properties;

•                  capital costs of drilling and completing wells;

•                  capital costs of building other related production or gathering facilities;

•                  the availability of contract operators and drillers;

•                  the continued demand for crude oil and natural gas;

•                  the expansion and growth of our operations;

•                  the stability of the Peruvian economy; and

•                  the stability of the Peruvian government.

These statements are based on certain assumptions and analyses made by us in light of our experience and our understanding of the industry. Such statements are subject to a number of assumptions including the following:

•                  interpretations of available technical data and other assumptions inherent in the process of estimating oil and natural gas reserves, including economic assumptions about matters such as oil and natural gas prices, drilling and operating expenses, capital expenditures, taxes and availability of funds;

•                  risks and uncertainties, including the risk factors in this prospectus;

•                  general economic and business conditions;

•                  the business opportunities that may be presented to and pursued by us;

•                  changes in laws or regulations, including foreign laws and regulations that may impact us, and other factors, many of which are beyond our control; and

•                  ability to obtain financing under favorable conditions.

The cautionary statements contained or referred to or incorporated by reference in this prospectus should be considered in connection with any subsequent written or oral forward-looking statements that may be issued by us or persons acting on our behalf.

We undertake no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

RATIO OF EARNINGS TO FIXED CHARGES

	Nine Months ended September 30,	Year Ended December 31,
	2010	2009	2008	2007	2006	2005
Ratio of earnings to fixed charges (1)	—	—	—	—	—	—

(1) Earnings (loss) available for fixed charges for the nine months ended September 30, 2010, and years ended December 31, 2009 2008, 2007, 2006 and 2005 were inadequate to cover fixed charges by $63.4 million, $46.6 million, $10.5 million, $21.2 million and $15.3 million and $6.3 million, respectively.

USE OF PROCEEDS

Except as may be described in any prospectus supplement, we currently intend to use the net proceeds from the sale of the securities for general corporate purposes, including without limitation, reduction or refinancing of debt or other corporate obligations, capital expenditures and for working capital. Pending the application of the net proceeds, we intend to invest our net proceeds in short-term, investment-grade securities, interest-bearing securities or guaranteed obligations of the United States or its agencies.

DESCRIPTION OF DEBT SECURITIES

This section describes the general terms of debt securities to which any prospectus supplement may relate. A prospectus supplement will describe the terms relating to any debt securities to be offered in greater detail, and may provide information that is different from this prospectus. If the information in the prospectus supplement differs with respect to the particular debt securities being offered from this prospectus, you should rely on the information in the prospectus supplement. The debt securities may be issued from time to time in one or more series. The particular terms of each series that are offered by a prospectus supplement will be described in the prospectus supplement.

We may conduct a portion of our operations through subsidiaries. Unless the debt securities are guaranteed by our subsidiaries as described below, the rights of our company and our creditors, including holders of the debt securities, to participate in the assets of any subsidiary upon the latter’s liquidation or reorganization will be subject to the prior claims of the subsidiary’s creditors, except to the extent that we may ourself be a creditor with recognized claims against such subsidiary.

The debt securities will be either our senior debt securities or our subordinated debt securities. The senior debt securities and the subordinated debt securities will be issued under separate indentures among us, and any domestic subsidiaries that become guarantors of the debt securities (and are added as co-registrants to the registration statement of which this prospectus supplement forms a part), and a trustee that meets certain requirements and is selected by us (the “Trustee”). Senior debt securities will be issued under a “Senior Indenture” and subordinated debt securities will be issued under a “Subordinated Indenture.” Together, the Senior Indenture and the Subordinated Indenture are called “Indentures.”

We have summarized selected provisions of the Indentures below. The summary is not complete and is qualified in its entirety by express reference to the provisions of the Indentures. The form of each Indenture has been filed with the SEC as an exhibit to the registration statement of which this prospectus is a part, and you should read the Indentures for provisions that may be important to you. In the summary below, we have included references to article or section numbers of the applicable Indenture so that you can easily locate these provisions. Whenever we refer in this prospectus or in the prospectus supplement to particular article or sections or defined terms of the Indentures, those article or sections or defined terms are incorporated by reference herein or therein, as applicable. The Indentures will be subject to and governed by certain provisions of the Trust Indenture Act of 1939, and we refer you to the Indentures and the Trust Indenture Act for a statement of such provisions. Capitalized terms used in the summary have the meanings specified in the Indentures.

General

We may offer debt securities under this prospectus. The Indentures do not limit the aggregate amount of debt securities, and we may issue debt securities up to the aggregate principal amount which may be authorized from time to time by the board of directors. The Indentures provide that debt securities in separate series may be issued thereunder from time to time without limitation as to aggregate principal amount. We may specify a maximum aggregate principal amount for the debt securities of any series (Section 301). We will determine the terms and conditions of the debt securities, including the maturity, principal and interest, but those terms must be consistent with the Indenture. The debt securities will be our unsecured obligations.

The subordinated debt securities will be subordinated in right of payment to the prior payment in full of all of our Senior Debt (as defined) as described under “—Subordination of Subordinated Debt Securities” and in the prospectus supplement applicable to any subordinated debt securities.

If the prospectus supplement so indicates, the debt securities will be convertible into our common stock (Section 301).

If specified in the prospectus supplement, one or more of our subsidiaries (the “Subsidiary Guarantors”) will fully and unconditionally guarantee (the “Subsidiary Guarantees”) on a joint and several basis the debt securities as described under “—Subsidiary Guarantees” and in the prospectus supplement. The Subsidiary Guarantees will be unsecured obligations of each Subsidiary Guarantor. Subsidiary Guarantees of subordinated debt securities will be subordinated to the Senior Debt of the Subsidiary Guarantors on the same basis as the subordinated debt securities are subordinated to our Senior Debt (Article Thirteen).  The parent company has no independent assets or operations, the guarantees will be full and unconditional and joint and several, and any subsidiaries of the parent company other than the subsidiary guarantors named in the registration statement of which this prospectus forms a part are minor.

The applicable prospectus supplement will set forth the price or prices at which the debt securities to be offered will be issued and will describe the following terms of such debt securities:

(1) the designation, aggregate principal amount and authorized denominations of the debt securities;

(2) whether the debt securities are senior debt securities or subordinated debt securities and, if subordinated debt securities, the related subordination terms;

(3) whether the Subsidiary Guarantors will provide Subsidiary Guarantees of the Debt Securities;

(4) any limit on the aggregate principal amount of the debt securities;

(5) the dates on which the principal of the debt securities will be payable;

(6) the interest rate that the debt securities will bear and the interest payment dates for the debt securities;

(7) the places where payments on the debt securities will be payable;

(8) any terms upon which the debt securities may be redeemed, in whole or in part, at our option;

(9) any sinking fund or other provisions that would obligate us to repurchase or otherwise redeem the debt securities;

(10) the portion of the principal amount, if less than all, of the debt securities that will be payable upon declaration of acceleration of the Maturity of the debt securities;

(11) whether the debt securities are defeasible;

(12) any addition to or change in the Events of Default;

(13) whether the debt securities are convertible into our common stock and, if so, the terms and conditions upon which conversion will be effected, including the initial conversion price or conversion rate and any adjustments thereto and the conversion period;

(14) any addition to or change in the covenants in the Indenture applicable to the debt securities; and

(15) any other terms of the debt securities not inconsistent with the provisions of the Indenture (Section 301).

Debt securities, including Original Issue Discount Securities, may be sold at a substantial discount below their principal amount. Special United States federal income tax considerations applicable to debt securities sold at an original issue discount may be described in the applicable prospectus supplement. In addition, special United States federal income tax or other considerations applicable to any debt securities that are denominated in a currency or currency unit other than United States dollars may be described in the applicable prospectus supplement.

Senior Debt Securities

The senior debt securities will be our direct-unsecured obligations and will constitute senior indebtedness (in each case as defined in the applicable Supplemental Indenture) ranking on a parity with all of our other unsecured and unsubordinated indebtedness.

Subordination of Subordinated Debt Securities

The indebtedness evidenced by the subordinated debt securities will, to the extent set forth in the Subordinated Indenture with respect to each series of subordinated debt securities, be subordinate in right of payment to the prior payment in full of all of our Senior Debt, including the senior debt securities, and it may also be senior in right of payment to all of our Subordinated Debt (Article Twelve of the Subordinated Indenture). The prospectus supplement relating to any subordinated debt securities will summarize the subordination provisions of the Subordinated Indenture applicable to that series including:

•                  the applicability and effect of such provisions upon any payment or distribution respecting that series following any liquidation, dissolution or other winding-up, or any assignment for the benefit of creditors or other marshaling of assets or any bankruptcy, insolvency or similar proceedings;

•                  the applicability and effect of such provisions in the event of specified defaults with respect to any Senior Debt, including the circumstances under which and the periods in which we will be prohibited from making payments on the subordinated debt securities; and

•                  the definition of Senior Debt applicable to the subordinated debt securities of that series and, if the series is issued on a senior subordinated basis, the definition of Subordinated Debt applicable to that series.

The prospectus supplement will also describe as of a recent date the approximate amount of Senior Debt to which the subordinated debt securities of that series will be subordinated.

The failure to make any payment on any of the subordinated debt securities by reason of the subordination provisions of the Subordinated Indenture described in the prospectus supplement will not be construed as preventing the occurrence of an Event of Default with respect to the subordinated debt securities arising from any such failure to make payment.

The subordination provisions described above will not be applicable to payments in respect of the subordinated debt securities from a defeasance trust established in connection with any legal defeasance or covenant defeasance of the subordinated debt securities as described under “—Legal Defeasance and Covenant Defeasance.”

Subsidiary Guarantees

If specified in the prospectus supplement, the Subsidiary Guarantors will guarantee the debt securities of a series. Unless otherwise indicated in the prospectus supplement, the following provisions will apply to the Subsidiary Guarantees of the Subsidiary Guarantors.

Subject to the limitations described below and in the prospectus supplement, the Subsidiary Guarantors will, jointly and severally, fully and unconditionally guarantee the punctual payment when due, whether at Stated Maturity, by acceleration or otherwise, of all our payment obligations under the Indentures and the debt securities of a series, whether for principal of, premium, if any, or interest on the debt securities or otherwise (all such obligations guaranteed by a Subsidiary Guarantor being herein called the “Guaranteed Obligations”). The Subsidiary Guarantors will also pay all expenses (including reasonable counsel fees and expenses) incurred by the applicable Trustee in enforcing any rights under a Subsidiary Guarantee with respect to a Subsidiary Guarantor (Section 1302).

In the case of subordinated debt securities, a Subsidiary Guarantor’s Subsidiary Guarantee will be subordinated in right of payment to the Senior Debt of such Subsidiary Guarantor on the same basis as the subordinated debt securities are subordinated to our Senior Debt. No payment will be made by any Subsidiary Guarantor under its Subsidiary Guarantee during any period in which payments by us on the subordinated debt securities are suspended by the subordination provisions of the Subordinated Indenture (Article Fourteen of the Subordinated Indenture).

Each Subsidiary Guarantee will be limited in amount to an amount not to exceed the maximum amount that can be guaranteed by the relevant Subsidiary Guarantor without rendering such Subsidiary Guarantee voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally (Section 1306).

Each Subsidiary Guarantee will be a continuing guarantee and will:

(1) remain in full force and effect until either (a) payment in full of all the applicable debt securities (or such debt securities are otherwise satisfied and discharged in accordance with the provisions of the applicable Indenture) or (b) released as described in the following paragraph;

(2) be binding upon each Subsidiary Guarantor; and

(3) inure to the benefit of and be enforceable by the applicable Trustee, the Holders and their successors, transferees and assigns.

In the event that a Subsidiary Guarantor ceases to be a Subsidiary, either legal defeasance or covenant defeasance occurs with respect to the series or all or substantially all of the assets or all of the Capital Stock of such Subsidiary Guarantor is sold, including by way of sale, merger, consolidation or otherwise, such Subsidiary Guarantor will be released and discharged of its obligations under its Subsidiary Guarantee without any further action required on the part of the Trustee or any Holder, and no other person acquiring or owning the assets or Capital Stock of such Subsidiary Guarantor will be required to enter into a Subsidiary Guarantee (Section 1304). In addition, the prospectus supplement may specify additional circumstances under which a Subsidiary Guarantor can be released from its Subsidiary Guarantee.

Form, Exchange and Transfer

The debt securities of each series will be issuable only in fully registered form, without coupons, and, unless otherwise specified in the applicable prospectus supplement, only in denominations of $1,000 and integral multiples thereof (Section 302).

At the option of the Holder, subject to the terms of the applicable Indenture and the limitations applicable to Global Securities, debt securities of each series will be exchangeable for other debt securities of the same series of any authorized denomination and of a like tenor and aggregate principal amount (Section 305).

Subject to the terms of the applicable Indenture and the limitations applicable to Global Securities, debt securities may be presented for exchange as provided above or for registration of transfer (duly endorsed or with the form of transfer endorsed thereon duly executed) at the office of the Security Registrar or at the office of any transfer agent designated by us for such purpose. No service charge will be made for any registration of transfer or exchange of debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in that connection. Such transfer or exchange will be effected upon the Security Registrar or such transfer agent, as the case may be, being satisfied with the documents of title and identity of the person making the request. The Security Registrar and any other transfer agent initially designated by us for any debt securities will be named in the applicable prospectus supplement (Section 305). We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each Place of Payment for the debt securities of each series (Section 1002).

If the debt securities of any series (or of any series and specified tenor) are to be redeemed in part, we will not be required to (1) issue, register the transfer of or exchange any debt security of that series (or of that series and specified tenor, as the case may be) during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any such debt security that may be selected for redemption and ending at the close of business on the day of such mailing or (2) register the transfer of or exchange any debt security so selected for redemption, in whole or in part, except the unredeemed portion of any such debt security being redeemed in part (Section 305).

Global Securities

Some or all of the debt securities of any series may be represented, in whole or in part, by one or more Global Securities that will have an aggregate principal amount equal to that of the debt securities they represent. Each Global Security will be registered in the name of a Depositary or its nominee identified in the applicable prospectus supplement, will be deposited with such Depositary or nominee or its custodian and will bear a legend regarding the restrictions on exchanges and registration of transfer thereof referred to below and any such other matters as may be provided for pursuant to the applicable Indenture.

Notwithstanding any provision of the Indentures or any debt security described in this prospectus, no Global Security may be exchanged in whole or in part for debt securities registered, and no transfer of a Global Security in whole or in part may be registered, in the name of any person other than the Depositary for such Global Security or any nominee of such Depositary unless:

(1) the Depositary has notified us that it is unwilling or unable to continue as Depositary for such Global Security or has ceased to be qualified to act as such as required by the applicable Indenture, and in either case we fail to appoint a successor Depositary within 90 days;

(2) an Event of Default with respect to the debt securities represented by such Global Security has occurred and is continuing and the Trustee has received a written request from the Depositary to issue certificated debt securities; or

(3) other circumstances exist, in addition to or in lieu of those described above, as may be described in the applicable prospectus supplement.

All debt securities issued in exchange for a Global Security or any portion thereof will be registered in such names as the Depositary may direct (Sections 205 and 305).

As long as the Depositary, or its nominee, is the registered holder of a Global Security, the Depositary or such nominee, as the case may be, will be considered the sole owner and Holder of such Global Security and the debt securities that it represents for all purposes under the debt securities and the applicable Indenture (Section 308). Except in the limited circumstances referred to above, owners of beneficial interests in a Global Security will not be entitled to have such Global Security or any debt securities that it represents registered in their names, will not receive or be entitled to receive physical delivery of certificated debt securities in exchange for those interests and will not be considered to be the owners or Holders of such Global Security or any debt securities that is represents for any purpose under the debt securities or the applicable Indenture. All payments on a Global Security will be made to the Depositary or its nominee, as the case may be, as the Holder of the security. The laws of some jurisdictions require that some purchasers of debt securities take physical delivery of such debt securities in definitive form. These laws may impair the ability to transfer beneficial interests in a Global Security.

Ownership of beneficial interests in a Global Security will be limited to institutions that have accounts with the Depositary or its nominee (“participants”) and to persons that may hold beneficial interests through participants. In connection with the issuance of any Global Security, the Depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of debt securities represented by the Global Security to the accounts of its participants. Ownership of beneficial interests in a Global Security will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the Depositary (with respect to participants’ interests) or any such participant (with respect to interests of persons held by such participants on their behalf). Payments, transfers, exchanges and other matters relating to beneficial interests in a Global Security may be subject to various policies and procedures adopted by the Depositary from time to time. None of us, the Subsidiary Guarantors, the Trustees or the agents of ourself, the Subsidiary Guarantors or the Trustees will have any responsibility or liability for any aspect of the Depositary’s or any participant’s records relating to, or for payments made on account of, beneficial interests in a Global Security, or for maintaining, supervising or reviewing any records relating to such beneficial interests.

Payment and Paying Agents

Unless otherwise indicated in the applicable prospectus supplement, payment of interest on a debt security on any Interest Payment Date will be made to the Person in whose name such debt security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest (Section 307).

Unless otherwise indicated in the applicable prospectus supplement, principal of and any premium and interest on the debt securities of a particular series will be payable at the office of such Paying Agent or Paying Agents as we may designate for such purpose from time to time, except that at our option payment of any interest on debt securities in certificated form may be made by check mailed to the address of the Person entitled thereto as such address appears in the Security Register. Unless otherwise indicated in the applicable prospectus supplement, the corporate trust office of the Trustee under the Senior Indenture in the City of New York will be designated as sole Paying Agent for payments with respect to senior debt securities of each series, and the corporate trust office of the Trustee under the Subordinated Indenture in the City of New York will be designated as the sole Paying Agent for payment with respect to subordinated debt securities of each series. Any other Paying Agents initially designated by us for the debt securities of a particular series will be named in the applicable prospectus supplement. We may at any time designate additional Paying Agents or rescind the designation of any Paying Agent or approve a change in the office through which any Paying Agent acts, except that we will be required to maintain a Paying Agent in each Place of Payment for the debt securities of a particular series (Section 1002).

All money paid by us to a Paying Agent for the payment of the principal of or any premium or interest on any debt security which remain unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the Holder of such debt security thereafter may look only to us for payment (Section 1003).

Consolidation, Merger and Sale of Assets

We may not consolidate with or merge into, or transfer, lease or otherwise dispose of all or substantially all of our assets to, any Person (a “successor Person”), and may not permit any Person to consolidate with or merge into us, unless:

(1) the successor Person (if any) is a corporation, partnership, trust or other entity organized and validly existing under the laws of any domestic jurisdiction and assumes our obligations on the debt securities and under the Indentures including the due and punctual payment of the principal of, any premium on, and any interest on, all of the outstanding debt securities and the performance of every covenant applicable to be performed or observed by us;

(2) immediately before and after giving pro forma effect to the transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, has occurred and is continuing;

(3) we deliver to the trustee an officer’s certificate and an opinion of counsel, each stating that such consolidation, merger, conveyance or transfer and such Supplemental Indenture comply with the foregoing provisions relating to such transaction; and

(4) several other conditions, including any additional conditions with respect to any particular debt securities specified in the applicable prospectus supplement, are met (Section 801).

Events of Default

Unless otherwise specified in the prospectus supplement, each of the following will constitute an Event of Default under the applicable Indenture with respect to debt securities of any series:

(1) failure to pay principal of or any premium on any debt security of that series when due, whether or not, in the case of subordinated debt securities, such payment is prohibited by the subordination provisions of the Subordinated Indenture;

(2) failure to pay any interest on any debt securities of that series when due, continued for 30 days, whether or not, in the case of subordinated debt securities, such payment is prohibited by the subordination provisions of the Subordinated Indenture;

(3) failure to deposit any sinking fund payment, when due, in respect of any debt security of that series, whether or not, in the case of subordinated debt securities, such deposit is prohibited by the subordination provisions of the Subordinated Indenture;

(4) failure to perform or comply with the provisions described under “—Consolidation, Merger and Sale of Assets”;

(5) failure to perform any of our other covenants in such Indenture (other than a covenant included in such Indenture solely for the benefit of a series other than that series), continued for 60 days after written notice has been given by the applicable Trustee, or the Holders of at least 25% in principal amount of the Outstanding debt securities of that series, as provided in such Indenture; and

(6) certain events of bankruptcy, insolvency or reorganization affecting us or any Significant Subsidiary.

(7) if any Subsidiary Guarantor has guaranteed such series, the Subsidiary Guarantee of any such Subsidiary Guarantor is held by a final non-appealable order or judgment of a court of competent jurisdiction to be unenforceable or invalid or ceases for any reason to be in full force and effect (other than in accordance with the terms of the applicable Indenture) or any Subsidiary Guarantor or any Person acting on behalf of any Subsidiary Guarantor denies or disaffirms such Subsidiary Guarantor’s obligations under its Subsidiary Guarantee (other than by reason of a release of such Subsidiary Guarantor from its Subsidiary Guarantee in accordance with the terms of the applicable Indenture) (Section 501).

If an Event of Default (other than an Event of Default with respect to BPZ Resources, Inc. described in clause (6) above) with respect to the debt securities of any series at the time Outstanding occurs and is continuing, either the applicable Trustee or the Holders of at least 25% in principal amount of the Outstanding debt securities of that series by notice as provided in the Indenture may declare the principal amount of the debt securities of that series (or, in the case of any debt security that is an Original Issue Discount Security, such portion of the principal amount of such debt security as may be specified in the terms of such debt security) to be due and payable immediately. If an Event of Default with respect to BPZ Resources described in clause (6) above with respect to the debt securities of any series at the time Outstanding occurs, the principal amount of all the debt securities of that series (or, in the case of any such Original Issue Discount Security, such specified amount) will automatically, and without any action by the applicable Trustee or any Holder, become immediately due and payable. After any such acceleration, but before a judgment or decree based on acceleration, the Holders of a majority in principal amount of the Outstanding debt securities of that series may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the non-payment of accelerated principal (or other specified amount), have been cured or waived as provided in the applicable Indenture (Section 502). For information as to waiver of defaults, see “—Modification and Waiver” below.

A default under other indebtedness of the Company will not be a default under the Indentures and a default under one series of debt securities will not necessarily be a default under another series. Any additions, deletions or other changes to the Events of Default which will apply to a series of debt securities will be described in the prospectus supplement relating to such series of debt securities.

Under the Indentures, the trustee must give to the holders of each series of debt securities notice of all uncured defaults known to it with respect to such series within 90 days after such a default occurs (the term default to include the events specified above without notice or grace periods). However, except in the case of default in the payment of principal of, any premium on, or any interest on any of the debt securities, or default in the payment of any sinking or purchase fund installment or analogous obligations, the trustee shall be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interests of the holders of the debt securities of such series (Section 602).

Subject to the provisions of the Indentures relating to the duties of the Trustees in case an Event of Default has occurred and is continuing, each Trustee will be under no obligation to exercise any of its rights or powers under the applicable Indenture at the request or direction of any of the Holders, unless such Holders have offered to such Trustee reasonable indemnity (Section 603). Subject to such provisions for the indemnification of the Trustees, the Holders of a majority in principal amount of the Outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the debt securities of that series (Section 512).

No Holder of a debt security of any series will have any right to institute any proceeding with respect to the applicable Indenture, or for the appointment of a receiver or a trustee, or for any other remedy thereunder, unless:

(1) such Holder has previously given to the Trustee under the applicable Indenture written notice of a continuing Event of Default with respect to the debt securities of that series;

(2) the Holders of at least 25% in principal amount of the Outstanding debt securities of that series have made written request, and such Holder or Holders have offered reasonable indemnity, to the Trustee to institute such proceeding as trustee; and

(3) the Trustee has failed to institute such proceeding, and has not received from the Holders of a majority in principal amount of the Outstanding debt securities of that series a direction inconsistent with such request, within 60 days after such notice, request and offer (Section 507).

However, such limitations do not apply to a suit instituted by a Holder of a debt security for the enforcement of payment of the principal of or any premium or interest on such debt security on or after the applicable due date specified in such debt security or, if applicable, to convert such debt security (Section 508).

We will be required to furnish to each Trustee annually a statement by certain of our officers as to whether or not we, to their knowledge, are in default in the performance or observance of any of the terms, provisions and conditions of the applicable Indenture and, if so, specifying all such known defaults (Section 1004).

Modification and Waiver

We and the trustee may, without the consent of the holders of the debt securities, enter into one or more Supplemental Indentures for, among others, one or more of the following purposes, provided that in the case of clauses (2), (3), (4) and (6), the interests of the holders of debt securities would not be adversely affected:

(1) to evidence the succession of another corporation to us, and the assumption by such successor of our obligations under the applicable Indenture and the debt securities of any series;

(2) to add covenants by us, or surrender any of our rights conferred by the applicable Indenture, for the benefit of the holders of debt securities of any or all series;

(3) to cure any ambiguity, omission, defect or inconsistency in or make any other provision with respect to questions arising under the applicable Indenture;

(4) to establish the form or terms of any series of debt securities, including any subordinated securities;

(5) to evidence and provide for the acceptance of any successor trustee with respect to one or more series of debt securities or to facilitate the administration of the trusts thereunder by one or more trustees in accordance with the applicable Indenture; and

(6) to provide any additional Events of Default (Section 901).

Modifications and amendments of an Indenture may be made by us, the Subsidiary Guarantors, if applicable, and the applicable Trustee with the consent of the Holders of a majority in principal amount of the Outstanding debt securities of each series affected by such modification or amendment; provided, however, that no such modification or amendment may, without the consent of the Holder of each Outstanding debt security affected thereby:

(1) change the Stated Maturity of the principal of, or any installment of principal of or interest on, any debt security;

(2) reduce the principal amount of, or any premium or interest on, any debt security;

(3) reduce the amount of principal of an Original Issue Discount Security or any other debt security payable upon acceleration of the Maturity thereof;

(4) change the place or currency of payment of principal of, or any premium or interest on, any debt security;

(5) impair the right to institute suit for the enforcement of any payment due on or any conversion right with respect to any debt security;

(6) modify the subordination provisions in the case of subordinated debt securities, or modify any conversion provisions, in either case in a manner adverse to the Holders of the subordinated debt securities;

(7) except as provided in the applicable Indenture, release the Subsidiary Guarantee of a Subsidiary Guarantor;

(8) reduce the percentage in principal amount of Outstanding debt securities of any series, the consent of whose Holders is required for modification or amendment of the Indenture;

(9) reduce the percentage in principal amount of Outstanding debt securities of any series necessary for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults; or

(10) modify such provisions with respect to modification, amendment or waiver (Section 902).

The Holders of a majority in principal amount of the Outstanding debt securities of any series may waive compliance by us with certain restrictive provisions of the applicable Indenture (Section 1009). The Holders of a majority in principal amount of the Outstanding debt securities of any series may waive any past default under the applicable Indenture, except a default in the payment of principal, premium or interest and certain covenants and provisions of the Indenture which cannot be amended without the consent of the Holder of each Outstanding debt security of such series (Section 513).

Each of the Indentures provides that in determining whether the Holders of the requisite principal amount of the Outstanding debt securities have given or taken any direction, notice, consent, waiver or other action under such Indenture as of any date:

(1) the principal amount of an Original Issue Discount Security that will be deemed to be Outstanding will be the amount of the principal that would be due and payable as of such date upon acceleration of maturity to such date;

(2) if, as of such date, the principal amount payable at the Stated Maturity of a debt security is not determinable (for example, because it is based on an index), the principal amount of such debt security deemed to be Outstanding as of such date will be an amount determined in the manner prescribed for such debt security; and

(3) the principal amount of a debt security denominated in one or more foreign currencies or currency units that will be deemed to be Outstanding will be the United States-dollar equivalent, determined as of such date in the manner prescribed for such debt security, of the principal amount of such debt security (or, in the case of a debt security described in clause (1) or (2) above, of the amount described in such clause).

Certain debt securities, including those owned by us or any of our other Affiliates, will not be deemed to be Outstanding (Section 101).

Except in certain limited circumstances, we will be entitled to set any day as a record date for the purpose of determining the Holders of Outstanding debt securities of any series entitled to give or take any direction, notice, consent, waiver or other action under the applicable Indenture, in the manner and subject to the limitations provided in the Indenture. In certain limited circumstances, the Trustee will be entitled to set a record date for action by Holders. If a record date is set for any action to be taken by Holders of a particular series, only persons who are Holders of Outstanding debt securities of that series on the record date may take such action. To be effective, such action must be taken by Holders of the requisite principal amount of such debt securities within a specified period following the record date. For any particular record date, this period will be 180 days or such other period as may be specified by us (or the Trustee, if it set the record date), and may be shortened or lengthened (but not beyond 180 days) from time to time (Section 104).

Satisfaction and Discharge

Each Indenture will be discharged and will cease to be of further effect as to all Outstanding debt securities of any series issued thereunder, when:

(1) either:

(a) all Outstanding debt securities of that series that have been authenticated (except lost, stolen or destroyed debt securities that have been replaced or paid and debt securities for whose payment money has theretofore been deposited in trust and thereafter repaid to us) have been delivered to the Trustee for cancellation; or

(b) all outstanding debt securities of that series that have not been delivered to the Trustee for cancellation have become due and payable or will become due and payable at their Stated Maturity within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee and in any case we have irrevocably deposited with the Trustee as trust funds money in an amount sufficient, without consideration of any reinvestment of interest, to pay the entire indebtedness of such debt securities not delivered to the Trustee for cancellation, for principal, premium, if any, and accrued interest to the Stated Maturity or redemption date;

(2) we have paid or caused to be paid all other sums payable by us under the Indenture with respect to the debt securities of that series; and

(3) we have delivered an Officers’ Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge of the Indenture with respect to the debt securities of that series have been satisfied (Article Four).

Legal Defeasance and Covenant Defeasance

If and to the extent indicated in the applicable prospectus supplement, we may elect, at our option at any time, to have the provisions of Section 1502, relating to defeasance and discharge of indebtedness, which we call “legal defeasance” or Section 1503, relating to defeasance of certain restrictive covenants applied to the debt securities of any series, or to any specified part of a series, which we call “covenant defeasance” (Section 1501).

Legal Defeasance. The Indentures provide that, upon our exercise of our option (if any) to have Section 1502 applied to any debt securities, we will be discharged from all our obligations, and, if such debt securities are subordinated debt securities, the provisions of the Subordinated Indenture relating to subordination will cease to be effective, with respect to such debt securities (except for certain obligations to convert, exchange or register the transfer of debt securities, to replace stolen, lost or mutilated debt securities, to maintain paying agencies and to hold moneys for payment in trust) upon the deposit in trust for the benefit of the Holders of such debt securities of money or United States Government Obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of and any premium and interest on such debt securities on the respective Stated Maturities in accordance with the terms of the applicable Indenture and such debt securities. Such defeasance or discharge may occur only if, among other things:

(1) we have delivered to the applicable Trustee an Opinion of Counsel to the effect that we have received from, or there has been published by, the United States Internal Revenue Service a ruling, or there has been a change in tax law, in either case to the effect that Holders of such debt securities will not recognize gain or loss for federal income tax purposes as a result of such deposit and legal defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and legal defeasance were not to occur;

(2) no Event of Default or event that with the passing of time or the giving of notice, or both, shall constitute an Event of Default shall have occurred and be continuing at the time of such deposit or, with respect to any Event of Default described in clause (6) under “—Events of Default,” at any time until 121 days after such deposit;

(3) such deposit and legal defeasance will not result in a breach or violation of, or constitute a default under, any agreement or instrument to which we are a party or by which we are bound;

(4) in the case of subordinated debt securities, at the time of such deposit, no default in the payment of all or a portion of principal of (or premium, if any) or interest on any of our Senior Debt shall have occurred and be continuing, no event of default shall have resulted in the acceleration of any of our Senior Debt and no other event of default with respect to any of our Senior Debt shall have occurred and be continuing permitting after notice or the lapse of time, or both, the acceleration thereof; and

(5) we have delivered to the Trustee an Opinion of Counsel to the effect that such deposit shall not cause the Trustee or the trust so created to be subject to the Investment Company Act of 1940 (Sections 1502 and 1504).

Covenant Defeasance. The Indentures provide that, upon our exercise of our option (if any) to have Section 1503 applied to any debt securities, we may omit to comply with certain restrictive covenants (but not to conversion, if applicable), including those that may be described in the applicable prospectus supplement, the occurrence of certain Events of Default, which are described above in clause (5) (with respect to such restrictive covenants) and clause (6) (with respect only to Significant Subsidiaries) under “Events of Default” and any that may be described in the applicable prospectus supplement, will not be deemed to either be or result in an Event of Default and, if such debt securities are subordinated debt securities, the provisions of the Subordinated Indenture relating to subordination will cease to be effective, in each case with respect to such debt securities. In order to exercise such option, we must deposit, in trust for the benefit of the Holders of such debt securities, money or United States Government Obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of and any premium and interest on such debt securities on the respective Stated Maturities in accordance with the terms of the applicable Indenture and such debt securities. Such covenant defeasance may occur only if we have delivered to the applicable Trustee an Opinion of Counsel that in effect says that Holders of such debt securities will not recognize gain or loss for federal income tax purposes as a result of such deposit and covenant defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and covenant defeasance were not to occur, and the requirements set forth in clauses (2), (3), (4) and (5) above are satisfied. If we exercise this option with respect to any debt securities and such debt securities were declared due and payable because of the occurrence of any Event of Default, the amount of money and United States Government Obligations so deposited in trust would be sufficient to pay amounts due on such debt securities at the time of their respective Stated Maturities but may not be sufficient to pay amounts due on such debt securities upon any acceleration resulting from such Event of Default. In such case, we would remain liable for such payments (Sections 1503 and 1504).

If we exercise either our legal defeasance or covenant defeasance option, any Subsidiary Guarantees will terminate (Section 1304).

Notices

Notices to Holders of debt securities will be given by mail to the addresses of such Holders as they may appear in the Security Register (Sections 101 and 106).

Title

We, the Subsidiary Guarantors, the Trustees and any agent of us, the Subsidiary Guarantors or a Trustee may treat the Person in whose name a debt security is registered as the absolute owner of the debt security (whether or not such debt security may be overdue) for the purpose of making payment and for all other purposes (Section 308).

Governing Law

The Indentures and the debt securities will be governed by, and construed in accordance with, the law of the State of New York (Section 112).

DESCRIPTION OF CAPITAL STOCK

We may offer common stock, no par value per share, and preferred stock, no par value per share, under this prospectus. Our authorized capital stock currently consists of 250,000,000 shares of common stock and 25,000,000 shares of preferred stock. At December 1, 2010, 115,507,866 shares of common stock were issued and outstanding and no shares of preferred stock were issued and outstanding. The following summary of certain provisions of our capital stock does not purport to be complete and is subject to and is qualified in its entirety by our articles of incorporation and by-laws, which are incorporated in this prospectus by reference as exhibits to the registration statement of which this prospectus forms a part, and by the provisions of applicable law.

Common Stock

The Company has two hundred seventy-five million (275,000,000) shares, of which two hundred fifty million (250,000,000) shares are designated as common stock, no par value and twenty-five million (25,000,000) shares are designated as preferred stock, no par value, authorized by its Certificate of Formation.  The holders of the common stock of the Company shall be entitled at all meetings of shareholders to one vote for each share of such stock held by them.  Cumulative voting is expressly prohibited by the Certificate of Formation.  The Company’s Bylaws provide that with respect to any matter, a quorum shall be present at a meeting of shareholders if the holders of a majority of the shares entitled to vote on that matter are represented at the meeting in person or by proxy.

Shareholders of the Company have no preemptive rights to acquire additional shares of common stock or other securities. The common stock is not subject to redemption and carries no subscription or conversion rights. In the event of liquidation of the Company, the shares of common stock are entitled to share equally in corporate assets after satisfaction of all liabilities. Holders of common stock are entitled to receive such dividends as the Board of Directors may from time to time declare out of funds legally available for the payment of dividends. The Company seeks growth and expansion of its business through the reinvestment of profits, if any, and does not anticipate that it will pay dividends in the foreseeable future.

The Board of Directors has the authority to issue the authorized but unissued shares of common stock without action by the shareholders. Any future issuance of such shares would reduce the percentage ownership held by existing shareholders and might dilute the book value of their shares.

The shares of our common stock presently outstanding are fully paid and non-assessable, and any shares issued by us pursuant to this prospectus will be fully paid and non-assessable when issued. Our common stock trades on the NYSE under the symbol “BPZ.”

Preferred Stock

The Company may issue preferred stock from time to time in one or more series, pursuant to certain authority held by the Board, including the authority to fix the rights, voting rights, designations, preferences, and relative, participating, optional or other rights, if any, and the qualifications, limitations or restrictions, of such preferred stock.  The issuance of the preferred stock may, among other things, have the effect of diluting the holders of the Company’s common stock and delaying, deferring, or preventing a change in control of the Company.  The shares of preferred stock of the Company are not currently designated by any series, and there are currently no outstanding shares of preferred stock.

Anti-Takeover Provisions

We are a Texas corporation are subject to the Texas “business combination” statute, which restricts mergers and other business combinations with certain persons who have acquired significant blocks of a corporation’s stock. The Texas statute provides that, if a person acquires 20% or more of the stock of a Texas corporation without the approval of the board of directors of that corporation, such person may not engage in certain transactions with the corporation for a period of three years. The Texas statute includes an exception to this prohibition. If, for example, the board of directors approves the stock acquisition or the transaction prior to or after the time that the person becomes an “affiliated shareholder” (i.e. attaining 20% ownership), or if the transaction is approved by the affirmative vote of two-thirds of the outstanding voting stock that is not owned by the affiliated shareholder, then the prohibition on business combinations is not applicable.

Classified Board of Directors

The Texas Certificate of Formation and the Texas Bylaws of the Company provide for a staggered board of directors to be divided into three classes. Presently the Board has six members, and each class will consist of two directors.  The terms of office of directors of the first class will expire at the first annual meeting of shareholders after their election, that of the second class will expire at the second annual meeting after their election, and that of the third class, will expire at the third annual meeting after their election.

Liability and Indemnity of Officers and Directors

Our articles and bylaws provide for indemnification of our directors to the fullest extent permitted by applicable law. Chapter 8 of the Texas Business Organizations Code provides that a Texas corporation may indemnify its directors and officers against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by them in connection with any suit or proceeding, whether civil, criminal, administrative or investigative if, in connection with the matters in issue, they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation and, in connection with any criminal suit or proceeding, if in connection with the matters in issue, they had no reasonable cause to believe their conduct was unlawful.

Written Consent of Shareholders

Our articles of incorporation provide that any action by our shareholders must be taken at an annual or special meeting of shareholders. No action of the shareholders may be taken by written consent or consents of the shareholders.  Special meetings of the shareholders may be called only by holders of not less than 30% of all the shares entitled to vote or by the Chairman of the Board, the President or the Board of Directors.

Advance Notice Procedure for Shareholder Proposals

Our bylaws establish an advance notice procedure for the nomination of candidates for election as directors as well as for shareholder proposals to be considered at annual meetings of shareholders. In general, notice of intent to nominate a director must contain specific information concerning the person to be nominated and must be delivered to and received at our principal executive offices as follows:

•                  with respect to an election to be held at the annual meeting of shareholders, not less than 90 days nor more than 120 days prior to the first anniversary date of the preceding year’s annual meeting of shareholders; and

•                  with respect to an election to be held at a special meeting of shareholders for the election of directors, not earlier than the close of business on the 120th day prior to the special meeting and not later than the close of business on the later of the 90th day prior to the special meeting or the 10th day following the day on which public disclosure is first made of the date of the special meeting.

Notice of shareholders’ intent to raise business at an annual meeting must be delivered to and received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary date of the preceding year’s annual meeting of shareholders. These procedures may operate to limit the ability of shareholders to bring business before a shareholders meeting, including with respect to the nomination of directors or considering any transaction that could result in a change of control.

Removal of Director

Our bylaws provide that neither any director nor the board of directors may be removed without cause and that any removal for cause would require the affirmative vote of the holders of at least 60% of the voting power of the outstanding capital stock entitled to vote for the election of directors.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, Inc.

DESCRIPTION OF DEPOSITARY SHARES

General

We may offer fractional shares of preferred stock, rather than full shares of preferred stock. If we decide to offer fractional shares of preferred stock, we will issue receipts for depositary shares. Each depositary share will represent a fraction of a share of a particular series of preferred stock. The prospectus supplement will indicate that fraction. The shares of preferred stock represented by depositary shares will be deposited under a depositary agreement between us and a bank or trust company that meets certain requirements and is selected by us (the “Bank Depositary”). Each owner of a depositary share will be entitled to all the rights and preferences of the preferred stock represented by the depositary share. The depositary shares will be evidenced by depositary receipts issued pursuant to the depositary agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock in accordance with the terms of the offering.

We have summarized selected provisions of a depositary agreement and the related depositary receipts. The summary is not complete. The forms of the depositary agreement and the depositary receipts relating to any particular issue of depositary shares will be filed with the SEC via a Current Report on Form 8-K prior to our offering of the depositary shares, and you should read such documents for provisions that may be important to you.

Dividends and Other Distributions

If we pay a cash distribution or dividend on a series of preferred stock represented by depositary shares, the Bank Depositary will distribute such dividends to the record holders of such depositary shares. If the distributions are in property other than cash, the Bank Depositary will distribute the property to the record holders of the depositary shares. However, if the Bank Depositary determines that it is not feasible to make the distribution of property, the Bank Depositary may, with our approval, sell such property and distribute the net proceeds from such sale to the record holders of the depositary shares.

Redemption of Depositary Shares

If we redeem a series of preferred stock represented by depositary shares, the Bank Depositary will redeem the depositary shares from the proceeds received by the Bank Depositary in connection with the redemption. The redemption price per depositary share will equal the applicable fraction of the redemption price per share of the preferred stock. If fewer than all the depositary shares are redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as the Bank Depositary may determine.

Voting the Preferred Stock

Upon receipt of notice of any meeting at which the holders of the preferred stock represented by depositary shares are entitled to vote, the Bank Depositary will mail the notice to the record holders of the depositary shares relating to such preferred stock. Each record holder of these depositary shares on the record date (which will be the same date as the record date for the preferred stock) may instruct the Bank Depositary as to how to vote the preferred stock represented by such holder’s depositary shares. The Bank Depositary will endeavor, insofar as practicable, to vote the amount of the preferred stock represented by such depositary shares in accordance with such instructions, and we will take all action which the Bank Depositary deems necessary in order to enable the Bank

Depositary to do so. The Bank Depositary will abstain from voting shares of the preferred stock to the extent it does not receive specific instructions from the holders of depositary shares representing such preferred stock.

Amendment and Termination of the Depositary Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the depositary agreement may be amended by agreement between the Bank Depositary and us. However, any amendment that materially and adversely alters the rights of the holders of depositary shares will not be effective unless such amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. The depositary agreement may be terminated by the Bank Depositary or us only if (1) all outstanding depositary shares have been redeemed or (2) there has been a final distribution in respect of the preferred stock in connection with any liquidation, dissolution or winding up of our company and such distribution has been distributed to the holders of depositary receipts.

Charges of Bank Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the Bank Depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary receipts will pay other transfer and other taxes and governmental charges and any other charges, including a fee for the withdrawal of shares of preferred stock upon surrender of depositary receipts, as are expressly provided in the depositary agreement to be for their accounts.

Withdrawal of Preferred Stock

Upon surrender of depositary receipts at the principal office of the Bank Depositary, subject to the terms of the depositary agreement, the owner of the depositary shares may demand delivery of the number of whole shares of preferred stock and all money and other property, if any, represented by those depositary shares. Partial shares of preferred stock will not be issued. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the Bank Depositary will deliver to such holder at the same time a new depositary receipt evidencing the excess number of depositary shares. Holders of preferred stock thus withdrawn may not thereafter deposit those shares under the depositary agreement or receive depositary receipts evidencing depositary shares therefor.

Miscellaneous

The Bank Depositary will forward to holders of depositary receipts all reports and communications from us that are delivered to the Bank Depositary and that we are required to furnish to the holders of the preferred stock.

Neither the Bank Depositary nor we will be liable if we are prevented or delayed by law or any circumstance beyond our control in performing our obligations under the depositary agreement. The obligations of the Bank Depositary and us under the depositary agreement will be limited to performance in good faith of our duties thereunder, and neither of us will be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. Further, both of us may rely upon written advice of counsel or accountants, or upon information provided by persons presenting preferred stock for deposit, holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

Resignation and Removal of Bank Depositary

The Bank Depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the Bank Depositary. Any such resignation or removal will take effect upon the appointment of a successor Bank Depositary and its acceptance of such appointment. Such successor Bank Depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50 million.

DESCRIPTION OF SECURITIES WARRANTS

We may issue warrants for the purchase of our common stock and preferred stock. Warrants may be issued independently or together with debt securities, preferred stock or common stock offered by any prospectus supplement and may be attached to or separate from any such offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent, all as set forth in the prospectus supplement relating to the particular issue of warrants. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants. The following summary of certain provisions of the warrants does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all provisions of the warrant agreements.

You should refer to the prospectus supplement relating to a particular issue of warrants for the terms of and information relating to the warrants, including, where applicable:

(1) the number of shares of common stock purchasable upon exercise of the warrants and the price at which such number of shares of common stock may be purchased upon exercise of the warrants;

(2) the date on which the right to exercise the warrants commences and the date on which such right expires (the “Expiration Date”);

(3) United States federal income tax consequences applicable to the warrants;

(4) the amount of the warrants outstanding as of the most recent practicable date; and

(5) any other terms of the warrants.

Warrants will be offered and exercisable for United States dollars only. Warrants will be issued in registered form only. Each warrant will entitle its holder to purchase such number of shares of common stock or preferred stock at such exercise price as is in each case set forth in, or calculable from, the prospectus supplement relating to the warrants. The exercise price may be subject to adjustment upon the occurrence of events described in such prospectus supplement. After the close of business on the Expiration Date (or such later date to which we may extend such Expiration Date), unexercised warrants will become void. The place or places where, and the manner in which, warrants may be exercised will be specified in the prospectus supplement relating to such warrants.

Prior to the exercise of any warrants, holders of the warrants will not have any of the rights of holders of common stock, including the right to receive payments of any dividends on the common stock purchasable upon exercise of the warrants, or to exercise any applicable right to vote.

DESCRIPTION OF SUBSCRIPTION RIGHTS

The following is a general description of the terms of the subscription rights we may issue from time to time.  Particular terms of any subscription rights we offer will be described in the prospectus supplement relating to such rights.

We may issue subscription rights to purchase our equity or debt securities.  These subscription rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the shareholder receiving the subscription rights in such offering.  In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

The applicable prospectus supplement will describe the specific terms of any offering of subscription rights for which this prospectus is being delivered, including the following:

•                  the price, if any, for the subscription rights;

•                  the exercise price payable for our equity or debt securities upon the exercise of the subscription rights;

•                  the number of subscription rights issued to each shareholder;

•                  the amount of our equity or debt securities that may be purchased per each subscription right;

•                  the extent to which the subscription rights are transferable;

•                  any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

•                  the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

•                  the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities; and

•                  if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of subscription rights.

The description in the applicable prospectus supplement of any subscription rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription rights certificate or subscription rights agreement, which will be filed with the SEC if we offer subscription rights.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of one or more shares of common stock, shares of preferred stock, debt securities, depositary shares, warrants, subscription rights or any combination of such securities.

The applicable prospectus supplement will specify the following terms of any units in respect of which this prospectus is being delivered:

•                  the terms of the units and of any of the common stock, preferred stock, debt securities, depositary shares, warrants or subscription rights comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•                  a description of the terms of any unit agreement governing the units; and

•                  a description of the provisions for the payment, settlement, transfer or exchange of the units.

The provisions described in this section, as well as those described under “Description of Capital Stock,” “Description of Debt Securities,” “Description of Securities Warrants,” “Description of Depositary Shares,” and “Description of Subscription Rights” will apply to each unit and to any common stock, preferred stock, debt securities, warrants, depositary shares and subscription rights in each unit, respectively.

PLAN OF DISTRIBUTION

We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods, or through any other method permitted by applicable law. We may sell the securities in and outside the United States through underwriters, brokers or dealers, agents or directly to one or more purchasers.  We may sell securities through a rights offering, forward contracts or similar arrangements.  We may distribute the securities from time to time in one or more transactions:

•                  at fixed price or prices, which may be changed;

•                  at market prices prevailing at the time of sale;

•                  at prices related to such prevailing market prices; or

•                  at negotiated prices.

A prospectus supplement or supplements will describe the terms of the offering, including the following information:

•                  the terms of the offering

•                  the names of any underwriters, brokers, dealers or agents;

•                  the purchase price of the securities from us;

•                  the net proceeds to us from the sale of the securities;

•                  any delayed delivery arrangements;

•                  any underwriting discounts, commissions and other items constituting underwriters’ compensation;

•                  the initial public offering price;

•                  any discounts or concessions allowed or reallowed or paid to dealers; and

•                  any commissions paid to agents.

If we use underwriters in the sale of securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to conditions, and the underwriters will be obligated to purchase all the securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include stabilizing transactions, over-allotment transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act of 1934, as amended.

•                  Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

•                  Over-allotment involves sales by the underwriters of shares in excess of the number of shares the underwriters are obligated to purchase, which creates a syndicate short position. The short position may be either a covered short position or a naked short position. In a covered short position, the number of shares over-allotted by the underwriters is not greater than the number of shares that they may purchase in the over-allotment option. In a naked short position, the number of shares involved is greater than the number of shares in the over-allotment option. The underwriters may close out any covered short position by either exercising their over-allotment option and/or purchasing shares in the open market.

•                  Syndicate covering transactions involve purchases of the common stock in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of shares to close out the short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option. If the underwriters sell more shares than could be covered by the over-allotment option, a naked short position, the position can only be closed out by buying shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.

•                  Penalty bids permit the representatives to reclaim a selling concession from a syndicate member when the common stock originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of the offered securities or preventing or retarding a decline in the market price of the offered securities. As a result, the price of the offered securities may be higher than the price that might otherwise exist in the open market. These transactions may be effected on the American Stock Exchange or otherwise and, if commenced, may be discontinued at any time.

If we use dealers in the sale of securities, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The dealers participating in any sale of the securities may be deemed to be underwriters within the meaning of the Securities Act of 1933 with respect to any sale of those securities. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.

Pursuant to any standby underwriting agreement entered into in connection with a subscription rights offering to our stockholders, persons acting as standby underwriters may receive a commitment fee for all securities underlying the subscription rights that the underwriter commits to purchase on a standby basis. Additionally, prior to the expiration date with respect to any subscription rights, any standby underwriters in a subscription rights offering to our stockholders may offer such securities on a when-issued basis, including securities to be acquired through the purchase and exercise of subscription rights, at prices set from time to time by the standby underwriters. After the expiration date with respect to such subscription rights, the underwriters may offer securities of the type underlying the subscription rights, whether acquired pursuant to a standby underwriting agreement, the exercise of the subscription rights or the purchase of such securities in the market, to the public at a price or prices to be determined by the underwriters. The standby underwriters may thus realize profits or losses independent of the underwriting discounts or commissions paid by us. If we do not enter into a standby underwriting arrangement in connection with a subscription rights offering to our stockholders, we may elect to retain a dealer-manager to manage such a subscription rights offering for us. Any such dealer-manager may offer securities of the type underlying the subscription rights acquired or to be acquired pursuant to the purchase and exercise of subscription rights and may thus realize profits or losses independent of any dealer-manager fee paid by us.

We may also sell the securities through agents we designate from time to time. In the prospectus supplement, we will name any agent involved in the offer or sale of the securities, and we will describe any commissions payable by us to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

Underwriters, brokers, dealers or agents, could make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an “at the market” offering as defined in Rule 415 promulgated under the Securities Act, which includes sales made directly on or through the New York Stock Exchange, the existing trading market for our common stock, or sales made to or through a market maker other than on an exchange.

We may sell the securities directly. In that event, no underwriters, brokers, dealers or agents would be involved.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act of 1933 with respect to any sale of those securities. We will describe the terms of any such sales in the prospectus supplement.

Delayed Delivery Contracts

If we so indicate in the prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.

General Information

We may have agreements with the agents, dealers and underwriters to indemnify them against civil liabilities, including liabilities under the Securities Act of 1933, or to contribute with respect to payments that the agents, dealers or underwriters may be required to make. Agents, dealers and underwriters may engage in transactions with us or perform services for us in the ordinary course of their businesses.

PRICE RANGE OF OUR COMMON STOCK

On December 1, 2010, we had 115,507,866 shares of common stock outstanding, beneficially held by an estimated 17,614 holders.  Our common stock is listed on the NYSE under the symbol “BPZ.”

The closing price of our common stock on December 1, 2010, as reported on the NYSE, was $4.42 per share.  The following table shows the high and low intraday sales prices of our common stock during 2008, 2009, and 2010 through December 1, 2010:

	High	Low
2008
First Quarter	$23.20	$10.51
Second Quarter	29.52	17.20
Third Quarter	29.88	12.00
Fourth Quarter	17.39	3.95
2009
First Quarter	9.18	2.25
Second Quarter	7.65	3.60
Third Quarter	8.07	4.52
Fourth Quarter	9.98	6.05
2010
First Quarter	9.85	5.63
Second Quarter	7.47	4.08
Third Quarter	4.85	3.03
Fourth Quarter (through December 1, 2010)	4.71	3.26

LEGAL MATTERS

The validity of the equity and debt securities registered in this offering will be passed upon by the law firm of Seyfarth Shaw LLP, Houston, Texas.  Legal counsel to any underwriters may pass upon legal matters for such underwriters.

EXPERTS

Our consolidated balance sheets as of December 31, 2009 and 2008 and the consolidated statements of operations, stockholders’ equity and cash flows for each of the three years in the period ended December 31, 2009, incorporated in this prospectus by reference to our annual report on Form 10-K for the year ended December 31, 2009 (filed March 31, 2010) have been audited by Johnson Miller & Co., CPA’s PC, independent registered public accountants, to the extent and for the periods set forth in their report, and are set forth in this prospectus in reliance upon such report given upon the authority of them as experts in auditing and accounting.

Certain estimates of proved oil reserves for us incorporated by reference herein were based upon engineering reports prepared by Netherland, Sewell & Associates, Inc., independent petroleum consultants. These estimates are included and incorporated herein in reliance on the authority of such firm as an expert in such matters.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a Registration Statement on Form S-3 that we filed with the Commission. Certain information in the Registration Statement has been omitted from this prospectus in accordance with the rules of the Commission.

The Company files annual, quarterly and current reports, proxy statements and other documents with the Commission under the Securities Act of 1934. Our file number is 001-12697. The public may read and copy any materials that we file with the Commission at the Commission’s Public Reference Room at Headquarters Office, 100 F Street, NE, Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. Also, the Commission maintains an Internet website that contains reports, proxy and information statements, and other information regarding issuers, including us, that file electronically with the Commission. The public can obtain any documents that we file electronically with the Commission at http://www.sec.gov. In addition, the Company maintains a website (www.bpzenergy.com) on which we also make available, free of charge, all of the Company’s above mentioned filings with the Commission, including Forms 3, 4 and 5 filed with respect to our equity securities under Section 16(a) of the Securities Act of 1934. These filings will be available as soon as reasonably practicable after we electronically file such material with, or furnish it to, the Commission.

INFORMATION INCORPORATED BY REFERENCE

The Commission allows us to “incorporate by reference” into this prospectus the information we provide in other documents filed by us with the Commission. The information incorporated by reference is an important part of this prospectus and any prospectus supplement. Any statement contained in a document that is incorporated by reference in this prospectus is automatically updated and superseded if information contained in this prospectus and any prospectus supplement, or information that we later file with the Commission, modifies and replaces this information. We incorporate by reference the following documents that we have filed with the Commission (except for those items furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K unless otherwise stated therein):

•                        Annual Report on Form 10-K for the fiscal year ended December 31, 2009, filed on March 31, 2010, as amended on Form 10-K/A for the fiscal year ended December 31, 2009, filed on April 30, 2010.

•                        Quarterly Report on Form 10-Q for the period ended March 31, 2010, filed on May 10, 2010.

•                        Quarterly Report on Form 10-Q for the period ended June 30, 2010, filed on August 9, 2010.

•                        Quarterly Report on Form 10-Q for the period ended September 30, 2010, filed on November 9, 2010.

•                        The following Current Reports on Form 8-K filed by us with the SEC since December 31, 2009:

(1)                   Current Report on Form 8-K filed on January 4, 2010;

(2)                   Current Report on Form 8-K filed on February 2, 2010;

(3)                   Current Report on Form 8-K filed on February 5, 2010;

(4)                   Current Report on Form 8-K filed on February 9, 2010;

(5)                  Current Report on Form 8-K filed on February 17, 2010;

(6)                   Current Report on Form 8-K filed on February 19, 2010;

(7)                   Current Report on Form 8-K filed on February 22, 2010;

(8)                   Current Report on Form 8-K filed on February 26, 2010;

(9)                   Current Report on Form 8-K filed on March 11, 2010;

(10)             Current Report on Form 8-K filed on March 15, 2010;

(11)             Current Report on Form 8-K filed on March 31, 2010;

(12)             Current Report on Form 8-K filed on May 11, 2010;

(13)             Current Report on Form 8-K filed on May 17, 2010;

(14)             Current Report on Form 8-K filed on May 27, 2010;

(15)             Current Report on Form 8-K filed on June 7, 2010;

(16)             Current Report on Form 8-K filed on July 13, 2010;

(17)             Current Report on Form 8-K filed on August 2, 2010;

(18)             Current Report on Form 8-K filed on August 10, 2010;

(19)             Current Report on Form 8-K filed on August 16, 2010;

(20)             Current Report on Form 8-K filed on August 19, 2010;

(21)             Current Report on Form 8-K filed on August 27, 2010;

(22)             Current Report on Form 8-K filed on September 28, 2010;

(23)             Current Report on Form 8-K filed on October 5, 2010;

(24)             Current Report on Form 8-K filed on November 9, 2010; and

(25)             Current Report on Form 8-K filed on November 23, 2010; and

(26)             Current Report on Form 8-K filed on December 1, 2010.

•                       The description of our common stock contained in our Registration Statement on Form 8-A as originally filed with the Commission on October 20, 2009, and any amendment or report that may be filed from time to time for the purpose of updating, changing or modifying the description of our common stock.

In addition, all documents filed by us with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than those furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K, unless otherwise stated therein) after the date of the initial registration statement and prior to the effectiveness of the registration statement, as well as after the date of this prospectus and prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all securities remaining unsold, will be considered to be incorporated by reference into this prospectus and to be a part of this prospectus from the dates of the filing of such documents. Pursuant to General Instruction B of Form 8-K, any information submitted under Item 2.02, Results of Operations and Financial Condition, or Item 7.01, Regulation FD Disclosure, of Form 8-K is not deemed to be “filed” for the purpose of Section 18 of the Exchange Act, and we are not subject to the liabilities of Section 18 with respect to information submitted under Item 2.02 or Item 7.01 of Form 8-K. We are not incorporating by reference any information submitted under Item 2.02 or Item 7.01 of Form 8-K into any filing under the Securities Act or the Exchange Act or into this prospectus, unless otherwise indicated on such Form 8-K.

You may obtain copies of this prospectus or any of the incorporated documents (excluding exhibits, unless the exhibits are specifically incorporated) at no charge to you by writing Corporate Secretary, BPZ Resources, Inc., 580 Westlake Park Blvd., Suite 525, Houston, Texas 77079, or calling (281) 556-6200.

BPZ RESOURCES, INC.

$500,000,000

Debt Securities

Common Stock

Preferred Stock

Depositary Shares

Securities Warrants

Subscription Rights

Units

Guarantees of Debt Securities of BPZ Resources, Inc. by:

BPZ Lote Z-1 S.R.L.

BPZ Lote XIX S.R.L.

BPZ Lote XXII S.R.L.

BPZ Lote XXIII S.R.L.

Empresa Electrica Nueva Esperanza, S.R.L.

$134,599,416

Common Stock

PROSPECTUS

                , 2010

You should only rely on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. The selling security holders are offering to sell, and seeking offers to buy, shares of common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of common stock.

Until                           , 2010 (90 days after the commencement of the offering), all dealers that effect transactions in these securities, whether or not participating in this offering, may be requested to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Part II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The expenses relating to the registration of the shares of common stock being offered hereby, other than underwriting discounts and commissions, will be borne entirely by us and not the selling security holders. Such expenses are estimated to be as follows:

Item	Amount
SEC Registration Fee	$35,650.00
Transfer Agent Fee	$—
Legal Fees	$50,000
Printing and Engraving Fee	$5,000
Accounting Fees	$5,000
Total	$95,650

Item 15. Indemnification of Directors and Officers.

Under the provisions of Chapter 8 of the Texas Business Organizations Code and the Company’s Certificate of Formation, the Company may indemnify its directors, officers, employees and agents and maintain liability insurance for those persons. Section 8.101 of the Texas Business Organizations Code provides that a corporation may indemnify a governing person, or delegate, who was, is or is threatened to be made a named defendant or respondent in a proceeding if it is determined that the person: (i) conducted himself in good faith; (ii) reasonably believed that (a) in the case of conduct in his official capacity that his conduct was in the corporation’s best interest and (b) in all other cases, that his conduct was at least not opposed to the corporation’s best interest; and (iii) in the case of any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. However, if the person is found liable to the corporation, or if the person is found liable on the basis that he received an improper personal benefit, indemnification under Texas law is limited to the reimbursement of reasonable expenses actually incurred by the person in connection with the proceedings and does not include a judgment, a penalty, a fine, and an excise or similar tax, and no indemnification will be available if the person is found liable for willful or intentional misconduct, breach of the person’s duty of loyalty, or an act or omission not committed in good faith that constitutes a breach of a duty owed by the person to the corporation. Under Texas law, indemnification by the corporation is mandatory if the person is wholly successful on the merits or otherwise, in the defense of the proceeding.

The Company’s Certificate of Formation obligates the Company to indemnify its directors and officers to the fullest extent permitted under Texas law. Additionally, the Company’s Certificate of Formation and Bylaws grant it the authority to the maximum extent permitted by Texas law to purchase and maintain insurance providing such indemnification.

Item 16. Exhibits.

No.	Description	Incorporated by Reference to a Previous SEC Filing by the Company (or Filed herewith)
2.1	Plan of Conversion for BPZ Energy, Inc.	Exhibit 2.1 to Form 8-K filed on August 24, 2007
2.2	Merger Agreement between Navidec, Inc. and BPZ Energy, Inc. dated July 8, 2004	Exhibit 10.1 to Form 8-K filed on July 13, 2004
3.1	Certificate of Formation of BPZ Resources, Inc.	Exhibit 3.1 to Form 8-K filed on August 24, 2007
3.2	Bylaws of BPZ Resources, Inc.	Exhibit 3.2 to Form 8-K filed on August 24, 2007
4.1	Form of Certificate of Common Stock of BPZ Resources, Inc.	Exhibit 4.1 to Form 10-Q filed on November 8, 2007
4.2	Form of Senior Indenture	Filed herewith
4.3	Form of Subordinated Indenture	Filed herewith
4.4*	Form of Warrant Agreement
4.5*	Form of Debt Securities
4.6*	Form of Depositary Agreement
4.7*	Form of Depositary Receipt
5.1	Opinion on Legality	Filed herewith
10.1	Closing Agreement between Navidec, Inc. and BPZ Energy, Inc. dated September 8, 2004	Exhibit 10.1 to Form 8-K filed on September 14, 2004
10.2	License Contract from the Government of Peru for Block Z-1 dated November 30, 2001	Exhibit 10.5 to Form SB-2 filed on February 14, 2005 (SEC File No. 333-122816)
10.3	Amendment to License Contract from the Government of Peru for Block Z-1 dated February 3, 2005	Exhibit 10.5 to Form 10-KSB for the Year Ended December 31, 2004
10.4	License Contract from the Government of Peru for Block XIX dated December 12, 2003	Exhibit 10.6 to Form SB-2 filed on February 14, 2005 (SEC File No. 333-122816)
10.5	License Contract from the Government of Peru for Block XXII dated November 21, 2007	Exhibit 10.9 to Form 10-K filed on March 14, 2008
10.6	License Contract from the Government of Peru for Block XXIII dated November 21, 2007	Exhibit 10.10 to Form 10-K filed on March 14, 2008
10.7

Contract No. 001-2009-Mextipetroperu - Supply of 17,000,000 Barrels of Crude Oil for Talara Refinery dated January 8, 2009, by and among BPZ Exploración & Producción S.R.L., and Petroleos del Perú-PETROPERU S.A.

Exhibit 10.1 to Form 8-K filed on January 14, 2009
10.8	Contract for Sale of Equipment and Services dated September 26, 2008	Exhibit 10.11 Form 10-Q filed on November 10, 2008
10.9

Amendment dated January 23, 2009 to Contract for Sale of Equipment and Services dated September 26, 2008 by and among GE Packaged Power, Inc. GE International, Inc. Sucursal De Peru and Empresa Eléctrica Nueva Esperanza, SRL

Exhibit 10.2 to Form 8-K filed on January 29, 2009
10.10	C Loan Agreement between BPZ Resources, Inc. (formerly BPZ Energy, Inc.) and International Finance Corporation, dated November 17, 2007	Exhibit 10.1 to Form 8-K filed on November 26, 2007
10.11	Loan Agreement between BPZ Exploracion & Produccion S.R.L and BPZ Marine Peru S.R.L and International Finance Corporation dated as of August 15, 2008.	Exhibit 10.15 to Form 10-K filed on March 2, 2009

10.12

Common Terms Agreement between BPZ Exploracion & Produccion S.R.L and BPZ Marine Peru S.R.L., as borrowers, and International Finance Corporation, as lender, and the Additional Secured Facility Lenders dated as of August 15, 2008.

Exhibit 10.16 to Form 10-K filed on March 2, 2009
10.13	BPZ Energy, Inc. 2005 Long-Term Incentive Compensation Plan	Exhibit 4.1 to the Company’s Form S-8 filed on July 5, 2005 (SEC File No. 333- 126388).
10.14	BPZ Resources, Inc. 2007 Long-Term Incentive Compensation Plan	Exhibit 10.1 to Form 8-K filed on August 24, 2007
10.15	BPZ Resources, Inc. 2007 Directors’ Compensation Incentive Plan	Exhibit 10.2 to Form 8-K filed on August 24, 2007
10.16	Stock Purchase Agreement dated February 19, 2009	Exhibit 10.1 to Form 8-K filed on February 24, 2009
12.1	Computation of Ratio of Earnings to Fixed Charges	Filed Herewith
14.1	Code of Ethics for Executive Officers	Exhibit 14.1 to Form 10-KSB/A filed on September 26, 2006
21.1	Subsidiaries of the Issuer	Exhibit 21.1 to Form 10-K filed on March 31, 2010
23.1	Consent of Accountant	Filed Herewith
23.2	Consent of Independent Petroleum Engineers and Geologists	Filed Herewith
23.3	Consent of Attorney	Included in Exhibit 5.1
24.1	Power of Attorney	Included on the Signature Page hereto
25.1	Form T-1 Statement of Eligibility respecting the Senior Indenture	To be filed pursuant to Rule 305(b)(2) of the Trust Indenture Act.
25.2	Form T-1 Statement of Eligibility respecting the Subordinated Indenture	To be filed pursuant to Rule 305(b)(2) of the Trust Indenture Act.

* To be filed by amendment or as an exhibit to a current report on Form 8-K of the registrant.

Item 17. Undertakings.

(a)           The undersigned registrant hereby undertakes:

1.             To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.              To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.             To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered), and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

iii.            To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

2.             That for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.             To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)           That, for purpose of determining liability under the Securities Act of 1933 to any purchaser:

1.             Each prospectus filed by the registrant pursuant to Rule 424 (b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

2.             Each prospectus required to be filed pursuant to Rule 414(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement of prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to the effective date.

(c)           That, for purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to he purchaser and will be considered to offer or sell such securities to such purchaser:

1.             Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

2.             Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

3.             The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant.

(d)           The undersigned hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Act of 1934 (and, where applicable, each filing of an employee benefit plans annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e)           The undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof.  If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

(f)            Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(g)           The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Houston, state of Texas, on December 6, 2010.

BPZ Resources, Inc.

By:	/s/ Manuel Pablo Zúñiga-Pflücker
Manuel Pablo Zúñiga-Pflücker
President & Chief Executive Officer

Each person whose signature appears below constitutes and appoints Manuel Pablo Zúñiga-Pflücker and Edward G. Caminos, and each of them individually, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any additional registration statement to be filed pursuant to Rule 462(b) under the Securities Acto f 1933, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates indicated.

/s/ MANUEL PABLO ZÚÑIGA-PFLÜCKER	/s/ EDWARD G. CAMINOS
Manuel Pablo Zúñiga-Pflücker	Edward G. Caminos
President, Chief Executive Officer and Director	Chief Financial Officer
December 6, 2010	(Principal Financial and Accounting Officer)
December 6, 2010

/s/ DR. FERNANDO ZÚÑIGA Y RIVERO	/s/ JOHN J. LENDRUM, III
Dr. Fernando Zúñiga y Rivero	John J. Lendrum, II
Director and Chairman of the Board	Director
December 6, 2010	December 6, 2010

/s/ GORDON GRAY	/s/ DENNIS G. STRAUCH
Gordon Gray	Dennis G. Strauch
Director	Director
December 6, 2010	December 6, 2010

/s/ STEPHEN C. BEASLEY	/s/ JAMES B. TAYLOR
Stephen C. Beasley	James B. Taylor
Director	Director
December 6, 2010	December 6, 2010

INDEX TO EXHIBITS

No.	Description	Incorporated by Reference to a Previous SEC Filing by the Company (or Filed herewith)
2.1	Plan of Conversion for BPZ Energy, Inc.	Exhibit 2.1 to Form 8-K filed on August 24, 2007
2.2	Merger Agreement between Navidec, Inc. and BPZ Energy, Inc. dated July 8, 2004	Exhibit 10.1 to Form 8-K filed on July 13, 2004
3.1	Certificate of Formation of BPZ Resources, Inc.	Exhibit 3.1 to Form 8-K filed on August 24, 2007
3.2	Bylaws of BPZ Resources, Inc.	Exhibit 3.2 to Form 8-K filed on August 24, 2007
4.1	Form of Certificate of Common Stock of BPZ Resources, Inc.	Exhibit 4.1 to Form 10-Q filed on November 8, 2007
4.2	Form of Senior Indenture	Filed herewith
4.3	Form of Subordinated Indenture	Filed herewith
4.4*	Form of Warrant Agreement
4.5*	Form of Debt Securities
4.6*	Form of Depositary Agreement
4.7*	Form of Depositary Receipt
5.1	Opinion on Legality	Filed herewith
10.1	Closing Agreement between Navidec, Inc. and BPZ Energy, Inc. dated September 8, 2004	Exhibit 10.1 to Form 8-K filed on September 14, 2004
10.2	License Contract from the Government of Peru for Block Z-1 dated November 30, 2001	Exhibit 10.5 to Form SB-2 filed on February 14, 2005 (SEC File No. 333-122816)
10.3	Amendment to License Contract from the Government of Peru for Block Z-1 dated February 3, 2005	Exhibit 10.5 to Form 10-KSB for the Year Ended December 31, 2004
10.4	License Contract from the Government of Peru for Block XIX dated December 12, 2003	Exhibit 10.6 to Form SB-2 filed on February 14, 2005 (SEC File No. 333-122816)
10.5	License Contract from the Government of Peru for Block XXII dated November 21, 2007	Exhibit 10.9 to Form 10-K filed on March 14, 2008
10.6	License Contract from the Government of Peru for Block XXIII dated November 21, 2007	Exhibit 10.10 to Form 10-K filed on March 14, 2008
10.7

Contract No. 001-2009-Mextipetroperu - Supply of 17,000,000 Barrels of Crude Oil for Talara Refinery dated January 8, 2009, by and among BPZ Exploración & Producción S.R.L., and Petroleos del Perú-PETROPERU S.A.

Exhibit 10.1 to Form 8-K filed on January 14, 2009
10.8	Contract for Sale of Equipment and Services dated September 26, 2008	Exhibit 10.11 Form 10-Q filed on November 10, 2008
10.9

Amendment dated January 23, 2009 to Contract for Sale of Equipment and Services dated September 26, 2008 by and among GE Packaged Power, Inc. GE International, Inc. Sucursal De Peru and Empresa Eléctrica Nueva Esperanza, SRL

Exhibit 10.2 to Form 8-K filed on January 29, 2009
10.10	C Loan Agreement between BPZ	Exhibit 10.1 to Form 8-K filed on November 26, 2007

Resources, Inc. (formerly BPZ Energy, Inc.) and International Finance Corporation, dated November 17, 2007
10.11	Loan Agreement between BPZ Exploracion & Produccion S.R.L and BPZ Marine Peru S.R.L and International Finance Corporation dated as of August 15, 2008.	Exhibit 10.15 to Form 10-K filed on March 2, 2009
10.12

Common Terms Agreement between BPZ Exploracion & Produccion S.R.L and BPZ Marine Peru S.R.L., as borrowers, and International Finance Corporation, as lender, and the Additional Secured Facility Lenders dated as of August 15, 2008.

Exhibit 10.16 to Form 10-K filed on March 2, 2009
10.13	BPZ Energy, Inc. 2005 Long-Term Incentive Compensation Plan	Exhibit 4.1 to the Company’s Form S-8 filed on July 5, 2005 (SEC File No. 333- 126388).
10.14	BPZ Resources, Inc. 2007 Long-Term Incentive Compensation Plan	Exhibit 10.1 to Form 8-K filed on August 24, 2007
10.15	BPZ Resources, Inc. 2007 Directors’ Compensation Incentive Plan	Exhibit 10.2 to Form 8-K filed on August 24, 2007
10.16	Stock Purchase Agreement dated February 19, 2009	Exhibit 10.1 to Form 8-K filed on February 24, 2009
12.1	Statement of Computation of Ratio of Earnings to Fixed Charge	Filed herewith.
14.1	Code of Ethics for Executive Officers	Exhibit 14.1 to Form 10-KSB/A filed on September 26, 2006
21.1	Subsidiaries of the Issuer	Exhibit 21.1 to Form 10-K filed on March 2, 2009
23.1	Consent of Accountant	Filed Herewith
23.2	Consent of Independent Petroleum Engineers and Geologists	Filed Herewith
23.3	Consent of Attorney	Included in Exhibit 5.1
24.1	Power of Attorney	Included on the Signature Page hereto
25.1	Form T-1 Statement of Eligibility respecting the Senior Indenture	To be filed pursuant to Rule 305(b)(2) of the Trust Indenture Act.
25.2	Form T-1 Statement of Eligibility respecting the Subordinated Indenture	To be filed pursuant to Rule 305(b)(2) of the Trust Indenture Act.

* To be filed by amendment or as an exhibit to a current report on Form 8-K of the registrant.